                                                            Exhibit 1.1


                             ARTICLES OF ASSOCIATION

                                       OF

                           PETROCHINA COMPANY LIMITED

                             ARTICLES OF ASSOCIATION
                          OF PETROCHINA COMPANY LIMITED


Chapter 1         General Provisions.........................................................................       1
Chapter 2         The Company's Objectives and Scope of Business.............................................       2
Chapter 3         Shares and Registered Capital..............................................................       3
Chapter 4         Reduction of Capital and Redemption of Shares..............................................       6
Chapter 5         Financial Assistance for Acquisition of Shares.............................................       8
Chapter 6         Share Certificates and Register of Shareholders............................................       9
Chapter 7         Shareholders' Rights and Obligations.......................................................      14
Chapter 8         Shareholders' General Meetings.............................................................      17
Chapter 9         Special Procedures for Voting by a Class of Shareholders...................................      25
Chapter 10        Board of Directors.........................................................................      27
Chapter 11        Secretary of the Board of Directors........................................................      31
Chapter 12        General Manager............................................................................      32
Chapter 13        Supervisory Committee......................................................................      33
Chapter 14        Qualifications and Duties of the Directors, Supervisors, General Manager, Senior
                  Deputy General Managers, Deputy General Managers and Other Senior Officers of the Company..      35
Chapter 15        Financial and Accounting Systems and Profit Distribution...................................      42
Chapter 16        Appointment of Auditors....................................................................      45
Chapter 17        Insurance..................................................................................      49
Chapter 18        Labour and Personnel Management Systems....................................................      49
Chapter 19        Trade Unions...............................................................................      49
Chapter 20        Merger and Division of the Company.........................................................      49
Chapter 21        Dissolution and Liquidation................................................................      50
Chapter 22        Procedures for Amendment of the Company's Articles of Association..........................      53
Chapter 23        Dispute Resolution.........................................................................      54
Chapter 24        Notices ...................................................................................      55
Chapter 25        Supplementary .............................................................................      56

                           ARTICLES OF ASSOCIATION OF

                           PETROCHINA COMPANY LIMITED


        (Approved by Shareholders' Special Resolutions on 3 December 1999
          Amended by Shareholders' Special Resolutions on 10 March 2000 Amended by Resolutions of the Fifth Meeting of the First Board of Directors
                                 on 30 May 2000
          Amended by Shareholders' Special Resolutions on 8 June 2001)

                         CHAPTER 1: GENERAL PROVISIONS

Article 1.     The Company is a joint stock limited company established in         MP1
               accordance with the Company Law of the People's Republic of
               China (the Company Law), Securities Law of the People's
               Republic of China, State Council's Special Regulations
               Regarding the Issue of Shares Overseas and the Listing of
               Shares Overseas by Companies Limited by Shares (the Special
               Regulations) and other relevant laws and regulations of the
               State.

               The Company was established by way of promotion with the approval of the State Economic and Trade Commission of the People's Republic of China on 25 October 1999, as evidenced by approval document Guo Jing Mao Qi Gai [1999] no. 1024 of
               1999. It is registered with and has obtained a business licence from the State Administration Bureau of Industry and Commerce on 5 November 1999. The Company's business licence number is: 1000001003252.

               The promoter of the Company is: China National Petroleum
               Corporation.

Article 2.     The Company's registered Chinese name:                              MP2
               The Company's registered English name: PetroChina Company
               Limited.

Article 3.     The Company's address   :    16 Ande Road                           MP3
                                            Dongcheng District
                                            Beijing
                                            China
               Telephone number        :    010-84886270
               Facsimile number        :    010-84886260
               Postal code             :    100011

Article 4.     The Company's legal representative is the Chairman of the           MP4
               board of directors of the Company.

Article 5.     The Company is a joint stock limited company which has              MP5
               perpetual existence.

Article 6.     The Company's Articles of Association shall take effect from        MP6
               the date of
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                                       1

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
               establishment of the Company.

               From the date on which the Company's Articles of Association come into effect, the Company's Articles of Association constitute the legally binding document regulating the Company's organisation and activities, and the rights and obligations between the Company and each shareholder and among the shareholders inter se.

Article 7.     The Company's Articles of Association are binding on the      MP7
               Company and its shareholders, directors, supervisors, general manager, senior deputy general managers, deputy general managers, financial controller and other senior officers of the Company; all of whom may, according to the Company's Articles of Association, assert rights in respect of the affairs of the Company.

               A shareholder may take action against the Company pursuant to the Company's Articles of Association, and vice versa. A shareholder may also take action against another shareholder, the directors, supervisors, general manager, senior deputy general managers, deputy general managers, financial controller and other senior officers of the Company pursuant to the Company's Articles of Association.

               The actions referred to in the preceding paragraph include court proceedings and arbitration proceedings.

Article 8.     The Company may invest in other limited liability companies   MP8
               or joint stock limited companies. The Company's liabilities to an invested company shall be limited to the amount of its capital contribution to the invested company.

               Upon approval of the companies approving department authorised by the State Council, the Company may, according to its operating and management needs, operate as a holding company as prescribed in clause 2 of Article 12 of the Company Law.


                CHAPTER 2: THE COMPANY'S OBJECTIVES AND
                           SCOPE OF BUSINESS

Article 9.     The Company's objectives are:                                 MP9

               To comply with the rules of the market; To continue to explore the modes of business operation which are suitable for the Company; To fully utilise every resource of the Company; To place emphasis on the training of its employees and technological development; To provide the society with products which are competitive; To use its best endeavours to maximise its profits.

Article 10.    The Company's scope of business shall be consistent with     MP10
               and subject to the
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                                       2
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
             scope of business approved by the authority responsible for the registration of the Company.

             The Company's scope of business includes: the exploration, production and sale of onshore oil and natural gas; the production and sale of refined, petrochemical and chemical products; the operation of oil and natural gas pipelines; the research and development for oil exploration and production technology and petrochemical technology; the sale of materials, equipment and machines necessary for production and construction of oil and gas, petrochemicals and pipelines (except those items required to be specifically authorized by the State); the import and export of crude oil and refined oil; the operation of, or to act as agent in, the import and export of various commodities and technologies (except the commodities or technologies which are required to be operated by companies designated by the State or are prohibited to import or export), the operation of processing with imported materials and the "Three Types of Processing plus Compensation Trade"; the operation of contra trade and transit trade; the operation of the oil exploration, development and production business under the overseas co-operation contracts of which China National Petroleum Corporation has assigned its interests.

             The Company may, according to the demand and supply in the domestic and international markets, the Company's ability to develop, and the requirements of the Company's business, adjust its scope of business in accordance with the laws .

             Subject to and compliance with laws and administrative regulations of the People's Republic of China ("PRC"), the Company has the power to raise and borrow money, which power includes (without limitation) the borrowing of money, the issue of debentures, the charging or mortgaging of part or whole of the Company's interests and to provide guarantees or mortgages for the debts of third parties (including, without limitation, the subsidiaries or associated companies of the Company) in all types of circumstances.

             CHAPTER 3: SHARES AND REGISTERED CAPITAL

Article 11.  There must, at all times, be ordinary shares in the Company.   MP11
             Subject to the approval of the companies approving department authorised by the State Council, the Company may, according to its requirements, create different classes of shares.

Article 12.  The shares issued by the Company shall each have a par value   MP12
             of Renminbi one yuan. "Renminbi" means the legal currency of the PRC.

Article 13.  Subject to the approval of the securities authority of the     MP13
             State Counsel, the Company may issue shares to Domestic
             Investors and Foreign Investors.
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                                       3
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
             "Foreign Investors" mean those investors who subscribe for the Company's shares and who are located in foreign countries and in the regions of Hong Kong, Macau and Taiwan. "Domestic Investors" mean those investors who subscribe for the Company's shares and who are located within the territory of the PRC.

Article 14.  Shares which the Company issues to Domestic Investors for      MP14,
             subscription in Renminbi shall be referred to as               App.3
             "Domestic-Invested Shares". Shares which the Company issues    9
             to Foreign Investors for subscription in foreign currencies shall be referred to as "Foreign-Invested Shares".
             Foreign-Invested Shares which are listed overseas are called "Overseas-Listed Foreign-Invested Shares". "Foreign currencies" mean the legal currencies of countries or districts outside the PRC which are recognised by the foreign exchange authority of the State and which can be used to pay the share price to the Company.

             Domestic-Invested Shares issued by the Company shall be referred to as "A Shares". Overseas-Listed Foreign-Invested Shares issued by the Company and which are listed in Hong Kong shall be referred to as "H Shares". H Shares as shares which have been admitted for listing on The Stock Exchange of Hong Kong Limited (the "Stock Exchange"), the par value of which is denominated in Renminbi and which are subscribed for and traded in Hong Kong dollars. H Shares can also be listed on a stock exchange in the United States in the form of American Depository Receipts.

Article 15. Subject to the approval of the companies approving department authorised by the State Council, the Company may issue a total of 200,000 million ordinary shares, of which 160,000 million ordinary shares, representing 80% of the total number of ordinary shares which may be issued by the Company, were issued to the promoter of the Company at the time when the Company was established.

Article 16. The Company shall issue 15,824,176,000 common shares after its incorporation. The promoter shall sell 1,758,242,000 shares of the Company held by it. After the issuance and sale of the shares as described above, the share capital structure of the Company comprises 175,824,176,000 common shares, of which 158,241,758,000 common shares, which represent 90% of the Company's share capital, are held by the promoter of the Company, China National Petroleum Corporation in the form of state-owned shares; 17,582,418,000 shares, which represent 10% of the Company's share capital are held by the H shares shareholders.


                                                                            MP16,
                                                                            App.3
                                                                            9

Article 17.  The Company's board of directors may take all necessary        MP17
             action for the
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
              issuance of Overseas-Listed Foreign-Invested Shares and
              Domestic-Invested Shares after proposals for issuance of the same have been approved by the securities authority of the
              State Counsel.

              The Company may implement its proposal to issue
              Overseas-Listed Foreign-Invested Shares and
              Domestic-Invested Shares pursuant to the preceding paragraph within fifteen (15) months from the date of approval by the securities authority of the State Counsel.

Article 18.   Where the total number of shares stated in the proposal for      MP18
              the issuance of shares include Overseas-Listed
              Foreign-Invested Shares and Domestic-Invested Shares, such shares should be fully subscribed for at their respective
              offerings. If the shares cannot be fully subscribed for all at once due to special circumstances, the shares may,
              subject to the approval of the securities authority of the
              State Counsel, be issued in separate branches.

Article 19.   The registered capital of the Company shall be RMB               MP19
              175,824,176,000. If the issued shares are redeemed or new
              shares are issued, the registered capital of the Company
              shall be adjusted accordingly, and put on file with the
              companies approving department authorised by the State
              Council and the securities regulatory authority of the State
              Counsel.

Article 20.   The Company may, based on its operating and development          MP20
              needs, authorise the increase of its capital pursuant to the
              Company's Articles of Association.

              The Company may increase its capital in the following ways:

              (1) by offering new shares for subscription by unspecified investors;

              (2)      by issuing new shares to its existing shareholders;

              (3) by allotting bonus shares to its existing shareholders;

              (4) by any other means which is permitted by law and administrative regulation.

              After the Company's increase of share capital by means of the issuance of new shares has been approved in accordance with the provisions of the Company's Articles of Association, the issuance thereof should be made in accordance with the procedures set out in the relevant laws and administrative regulations.

Article 21.   Unless otherwise stipulated in the relevant laws or              MP21,
              administrative regulations, shares in the Company shall be       App.3
              freely transferable and are not subject to any lien.             1(2)

              Domestic-Invested Shares and Overseas-Listed
              Foreign-Invested Shares
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                                       5

               shall be purchased, sold, donated, inherited and mortgaged in accordance with the Chinese laws and the Company's
               Articles of Association. The transfer and transmission of the shares shall be registered in accordance with the relevant regulations.

               The Company has the power to sell the shares of a shareholder who is untraceable, if

               (a) during a period of 12 years at least three years dividends in respect of the shares in question have become payable and no dividend during that period has been claimed;
               and

               (b) on expiry of the 12 years the issuer gives notice of its intention to sell the shares by way of an advertisement approved by the securities authority of the State Counsel, and notifies the securities authority of the State Counsel and other relevant overseas securities regulatory committee of such intention.

                  CHAPTER 4: REDUCTION OF CAPITAL AND
                         REPURCHASE OF SHARES

Article 22.    According to the provisions of the Company's Articles of            MP22
               Association, the Company may reduce its registered capital.

Article 23.    The Company must prepare a balance sheet and an inventory of        MP23,
               assets when it reduces its registered capital.                      App.3
                                                                                   7(1)

               The Company shall notify its creditors within ten (10) days of the date of the Company's resolution for reduction of capital and shall publish an announcement in a newspaper at least three (3) times within thirty (30) days of the date of such resolution. A creditor has the right within thirty (30) days of receipt of the notice from the Company or, in the case of a creditor who does not receive such notice, within ninety (90) days of the date of the first public announcement, to require the Company to repay its debts or to provide a corresponding guarantee for such debt.

               The Company's registered capital may not, after the reduction in capital, be less than the minimum amount prescribed by law.

Article 24.    The Company may, in accordance with the procedures set out          MP24
               in the Company's Articles of Association and with the
               approval of the relevant governing authority of the State, repurchase its issued shares under the following
               circumstances:

               (1) cancellation of shares for the purposes of reducing its capital;

               (2) merging with another company that holds shares in the
                   Company;
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                                       6
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
               (3) other circumstances permitted by laws and administrative regulations.

Article 25.    The Company may repurchase shares in one of the following     MP25
               ways, with the approval of the relevant governing authority of the State:

               (1) by making a general offer for the repurchase of shares to all its shareholders on a pro rata basis;

               (2) by repurchasing shares through public dealing on a stock exchange;

               (3) by repurchasing shares outside of the stock exchange by means of an off-market agreement.

Article 26.    The Company must obtain the prior approval of the             MP26
               shareholders in a general meeting (in the manner stipulated in the Company's Articles of Association) before it can
               repurchase shares outside of the stock exchange by means of an off-market agreement. The Company may, by obtaining the prior approval of the shareholders in a general meeting (in the same manner), release, vary or waive its rights under an agreement which has been so entered into.

               An agreement for the repurchase shares referred to in the preceding paragraph includes (without limitation) an agreement to become liable to repurchase shares or an agreement to have the right to repurchase shares.

               The Company may not assign an agreement for the repurchase of its shares or any right contained in such an agreement.

Article 27.    Shares which have been legally repurchased by the Company     MP27
               shall be cancelled within the period prescribed by law and administrative regulation, and the Company shall apply to
               the original companies registration authority for
               registration of the change in its registered capital and
               make a public announcement.

               The aggregate par value of the cancelled shares shall be deducted from the Company's registered share capital.

Article 28.    Unless the Company is in the course of liquidation, it must   MP28
               comply with the following provisions in relation to
               repurchase of its issued shares:

               (1) where the Company repurchases shares at par value, payment shall be made out of book surplus distributable profits of the Company or out of proceeds of a new issue of shares made for that purpose;

               (2) where the Company repurchases shares of the Company at a premium to its par value, payment up to the par value may be made out of
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
               the book surplus distributable profits of the Company or out of the proceeds of a new issue of shares made for that purpose. Payment of the portion in excess of the par value shall be effected as follows:

                         (i) if the shares being repurchased were issued at
               par value, payment shall be made out of the book surplus distributable profits of the Company;

                         (ii) if the shares being repurchased were issued
               at a premium to its par value, payment shall be made out of the book surplus distributable profits of the Company or out of the proceeds of a new issue of shares made for that purpose, provided that the amount paid out of the proceeds of the new issue shall not exceed the aggregate amount of premiums received by the Company on the issue of the shares repurchased nor shall it exceed the book value of the Company's capital common reserve fund account (including the premiums on the new issue) at the time of the repurchase;

               (3) the Company shall make the following payments out of the Company's distributable profits:

                         (i) payment for the acquisition of the right to
               repurchase its own shares;

                         (ii) payment for variation of any contract for the
               repurchase of its shares;

                         (iii) payment for the release of its obligation(s)
               under any contract for the repurchase of shares;

               (4) after the Company's registered capital has been reduced by the aggregate par value of the cancelled shares in accordance with the relevant provisions, the amount deducted from the distributable profits of the Company for payment of the par value of shares which have been repurchased shall be transferred to the Company's capital common reserve fund account.

                  CHAPTER 5: FINANCIAL ASSISTANCE FOR
                         ACQUISITION OF SHARES

Article 29.    The Company and its subsidiaries shall not, at any time,            MP29
               provide any form of financial assistance to a person who is acquiring or is proposing to acquire shares in the Company.
               This includes any person who directly or indirectly incurs any obligations as a result of the acquisition of shares in the Company (the "Obligor").

               The Company and its subsidiaries shall not, at any time,
               provide any form of financial assistance to the Obligor for the purposes of reducing or
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
               discharging the obligations assumed by such person.

               This Article shall not apply to the circumstances specified in Article 31 of this Chapter.

Article 30. For the purposes of this Chapter, "financial assistance" includes (without limitation) the following:

               (1) gift;

               (2) guarantee (including the assumption of liability by the guarantor or the provision of assets by the guarantor to secure the performance of obligations by the Obligor), compensation (other than compensation in respect of the Company's own default) or release or waiver of any rights;

               (3) provision of loan or any other agreement under which the obligations of the Company are to be fulfilled before the obligations of another party, or the change in parties to, or the assignment of rights under, such loan or agreement;

               (4) any other form of financial assistance given by the Company when the Company is insolvent or has no net assets or when its net assets would thereby be reduced to a material extent.

               For the purposes of this Chapter, "assumption of obligations" includes the assumption of obligations by way of contract or by way of arrangement (irrespective of whether such contract or arrangement is enforceable or not and irrespective of whether such obligation is to be borne solely by the Obligor or jointly with other persons) or by any other means which results in a change in his financial position.

Article 31.    The following actions shall not be deemed to be activities          MP31
               prohibited by Article 29 of this Chapter:

               (1) the provision of financial assistance by the Company where the financial assistance is given in good faith in the interests of the Company, and the principal purpose of which is not for the acquisition of shares in the Company, or the giving of the financial assistance is an incidental part of some larger purpose of the Company;

               (2) the lawful distribution of the Company's assets by way of dividend;

               (3) the allotment of bonus shares as dividends;

               (4) a reduction of registered capital, a repurchase of
               shares of the Company or a reorganisation of the share
               capital structure of the Company effected in accordance with the Company's Articles of Association;
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
               (5) the lending of money by the Company within its scope of business and in the ordinary course of its business, where the lending of money is part of the scope of business of the
               Company (provided that the net assets of the Company are not thereby reduced or that, to the extent that the assets are thereby reduced, the financial assistance is provided out of distributable profits);

               (6) contributions made by the Company to the employee share ownership schemes (provided that the net assets of the Company are not thereby reduced or that, to the extent that the assets are thereby reduced, the financial assistance is provided out of distributable profits).

                   CHAPTER 6: SHARE CERTIFICATES AND
                       REGISTER OF SHAREHOLDERS

Article 32.    Share certificates of the Company shall be in registered       MP32
               form.

               The share certificate of the Company shall, aside from matters required by the Company Law and the Special
               Regulations, also contain other matters required to be stated therein by the stock exchange(s) on which the Company's shares are listed.

Article 33.    Share certificates of the Company shall be signed by the       MP33,
               Chairman of the Company's board of directors. Where the        C.1 Zheng
               stock exchange(s) on which the Company's shares are listed     Jian Hai
               require other senior officer(s) of the Company to sign on      Han [1995]
               the share certificates, the share certificates shall also be   No. 1
               signed by such senior officer(s). The share certificates       App.3
               shall take effect after being sealed or imprinted with the     2(1)
               seal of the Company. The share certificate shall only be
               sealed with the Company's seal under the authorisation of
               the board of directors. The signatures of the Chairman of
               the board of directors or other senior officer(s) of the
               Company may be printed in mechanical form.

Article 34.    The Company shall keep a register of shareholders which        MP34
               shall contain the following particulars:

               (1) the name (title) and address (residence), the occupation or nature of each shareholder;

               (2) the class and quantity of shares held by each shareholder;

               (3) the amount paid-up on or agreed to be paid-up on the shares held by each shareholder;

               (4) the share certificate number(s) of the shares held by
               each shareholder;
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
               (5) the date on which each person was entered in the
               register as a shareholder;

               (6) the date on which any shareholder ceased to be a shareholder.

               Unless there is evidence to the contrary, the register of shareholders shall be sufficient evidence of the shareholders' shareholdings in the Company.

Article 35.    The Company may, in accordance with the mutual understanding   MP35,
               and agreements made between the securities authority of the    C.2 Zheng
               State Counsel and overseas securities regulatory               Jian Hai
               organisations, maintain the register of shareholders of        Han [1997]
               Overseas-Listed Foreign-Invested Shares overseas and appoint   No. 1
               overseas agent(s) to manage such register of shareholders.     App.13
               The original register of shareholders for holders of H         Pt.D
               Shares shall be maintained in Hong Kong.                       1(b)

               A duplicate register of shareholders for the holders of Overseas-Listed Foreign-Invested Shares shall be maintained at the Company's residence. The appointed overseas agent(s) shall ensure consistency between the original and the duplicate register of shareholders at all times.

               If there is any inconsistency between the original and the duplicate register of shareholders for the holders of Overseas-Listed Foreign-Invested Shares, the original register of shareholders shall prevail.

Article 36.    The Company shall have a complete register of shareholders     MP36
               which shall comprise the following parts:

               (1) the register of shareholders which is maintained at the Company's residence (other than those share registers which are described in sub-paragraphs (2) and (3) of this Article);

               (2) the register of shareholders in respect of the holders of Overseas-Listed Foreign-Invested Shares of the Company which is maintained in the same place as the overseas stock exchange on which the shares are listed; and

               (3) the register of shareholders which are maintained in such other place as the board of directors may consider necessary for the purposes of the listing of the Company's shares.

Article 37.    Different parts of the register of shareholders shall not      MP37
               overlap. No transfer of any shares registered in any part of the register shall, during the continuance of that
               registration, be registered in any other part of the
               register.

               Amendments or rectification of the register of shareholders shall be made in accordance with the laws of the place where the register of shareholders
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
               is maintained.

Article 38.    All Overseas-Listed Foreign-Invested Shares shall be          C.12
               transferred by instrument in writing in any usual or common   Zheng Jian
               form or any other form which the directors may approve. The   Hai Han
               instrument of transfer of any share may be executed by hand   [1995] No. 1
               without seal. If the shareholder is the recognised clearing house or its nominee defined by the Securities and Futures
               (Clearing Houses) Ordinance (Hong Kong Law Chapter 420), the
               share transfer form may be executed by hand or in
               mechanically-printed form.

               All Overseas-Listed Foreign-Invested Shares listed in Hong
               Kong which have been fully paid-up may be freely transferred in accordance with the Company's Articles of Association.
               However, unless such transfer complies with the following requirements, the board of directors may refuse to recognise any instrument of transfer and would not need to provide any reason therefor:

               (1) a fee of HK$2.50 per instrument of transfer or such       App.3
               higher amount as the board of directors may from time to      1(1)
               time require but lesser than the amount agreed from time to time by the Listing Rules of the Stock Exchange has been
               paid to the Company for registration of the instrument of
               transfer and other documents relating to or which will
               affect the right of ownership of the shares;

               (2) the instrument of transfer only relates to Foreign-Listed Foreign-Invested Shares listed in Hong Kong;

               (3) the stamp duty which is chargeable on the instrument of transfer has already been paid;

               (4) the relevant share certificate(s) and any other evidence which the board of directors may reasonably require to show that the transferor has the right to transfer the shares have been provided;

               (5) if it is intended that the shares be transferred to       App.3
               joint owners, the maximum number of joint owners shall        1(3)
               not be more than four (4);

               (6) the Company does not have any lien on the relevant        App.3
               shares.                                                       1(2)

               If the Company refuses to register any transfer of shares, the Company shall within two (2) months of formal application for the transfer provide the transferor and transferee with a notice of refusal to register such transfer.

               The directors, supervisors, general manager, senior deputy general managers, deputy general managers, financial controller and other senior officers of the Company shall report the number of shares which they hold in the Company and may not transfer such shares during their term of office.

Article 39.  No change may be made in the register of shareholders as a    MP38
             result of a transfer of shares within thirty (30) days prior to the date of a shareholders' general meeting or within
             five (5) days before the record date for the Company's
             distribution of dividends.

Article 40.  When the Company needs to determine the rights attaching to   MP39
             shares in the Company for the purposes of convening a
             shareholders' meeting, for dividend distribution, for
             liquidation or for any other purpose, the board of directors shall decide on a date for the determination of rights
             attaching to shares in the Company. The shareholders of the
             Company shall be such persons who appear in the register of shareholders at the close of such determination date.

Article 41. Any person aggrieved and claiming to be entitled to have his MP40 name (title) entered in or removed from the register of shareholders may apply to a court of competent jurisdiction for rectification of the register.

Article 42.  Any person who is a registered shareholder or who claims to   MP41,
             be entitled to have his name (title) entered in the register  App.3
             of shareholders in respect of shares in the Company may, if   7 (1)
             his share certificate (the "original certificate") relating to the shares is lost, apply to the Company for a
             replacement share certificate in respect of such shares (the
             "Relevant Shares").

             Application by a holder of Domestic-Invested Shares, who has lost his share certificate, for a replacement share certificate shall be dealt with in accordance with Article
             150 of the Company Law.

             Application by a holder of Overseas-Listed Foreign Shares, who has lost his share certificate, for a replacement share certificate may be dealt with in accordance with the law of the place where the original register of shareholders of holders of Overseas-Listed Foreign-Invested Shares is maintained, the rules of the stock exchange or other relevant regulations.

             The issue of a replacement share certificate to a holder of H Shares, who has lost his share certificate, shall comply with the following requirements:

             (1) The applicant shall submit an application to the Company in a prescribed form accompanied by a notarial certificate or a statutory declaration (i) stating the grounds upon which the application is made and the circumstances and evidence of the loss; and (ii) declaring that no other person is entitled to have his name entered in the register of shareholders in respect of the Relevant Shares.

             (2) The Company has not received any declaration made by any person other than the applicant declaring that his name shall be entered into the register of shareholders in respect of such shares before it decides to issue a replacement share certificate to the applicant.

              (3) The Company shall, if it intends to issue a replacement share certificate, publish a notice of its intention to do so at least once every thirty (30) days within a period of ninety (90) consecutive days in such newspapers as may be prescribed by the board of directors.

              (4) The Company shall, prior to publication of its intention to issue a replacement share certificate, deliver to the stock exchange on which its shares are listed, a copy of the notice to be published and may publish the notice upon receipt of confirmation from such stock exchange that the notice has been exhibited in the premises of the stock exchange. Such notice shall be exhibited in the premises of the stock exchange for a period of ninety (90) days.

              In the case of an application which is made without the consent of the registered holder of the Relevant Shares, the Company shall deliver by mail to such registered shareholder a copy of the notice to be published.

              (5) If, by the expiration of the 90-day period referred to in paragraphs (3) and (4) of this Article, the Company has not have received any challenge from any person in respect of the issuance of the replacement share certificate, it may issue a replacement share certificate to the applicant pursuant to his application.

              (6) Where the Company issues a replacement share certificate pursuant to this Article, it shall forthwith cancel the original share certificate and document the cancellation of the original share certificate and issuance of a replacement share certificate in the register of shareholders accordingly.

              (7) All expenses relating to the cancellation of an original share certificate and the issuance of a replacement share certificate shall be borne by the applicant and the Company is entitled to refuse to take any action until reasonable security is provided by the applicant therefor.

Article 43.   Where the Company issues a replacement share certificate      MP42
              pursuant to the Company's Articles of Association and a bona fide purchaser acquires or becomes the registered owner of such shares, his name (title) shall not be removed from the register of shareholders.

Article 44. The Company shall not be liable for any damages sustained by MP43 any person by reason of the cancellation of the original share certificate or the issuance of the replacement share certificate unless the claimant is able to prove that the Company has acted in a deceitful manner.


                      CHAPTER 7: SHAREHOLDERS' RIGHTS AND
                                   OBLIGATIONS

Article 45.   A shareholder of the Company is a person who lawfully holds  MP44,
              shares in the Company and whose name (title) is entered in   App.3
              the register of shareholders.                                9

              A shareholder shall enjoy rights and assume obligations according to the class and amount of shares held by him;
              shareholders who hold shares of the same class shall enjoy the same rights and assume the same obligations.

              In the case of the joint shareholders, if one of the joint shareholders is deceased, only the other existing shareholders of the joint shareholders shall be deemed as the persons who have the ownership of the relevant shares.
              But the board of directors has the power to require them to provide a certificate of death as necessary for the purpose of modifying the register of shareholders, or any of the joint shareholders of the shares, only the joint shareholders ranking first in the register of shareholders have the right to accept certificates of the relevant shares, receive notices of the Company, attend and vote at shareholders' general meetings of the Company. Any notice which is delivered to the shareholder shall be considered as all the joint shareholders of the relevant shares who have been delivered.

Article 46.   The ordinary shareholders of the Company shall enjoy the      MP45
              following rights:

              (1) the right to receive dividends and other distributions in proportion to the number of shares held;

              (2) the right to attend or appoint a proxy to attend shareholders' general meetings and to vote thereat;

              (3) the right of supervisory management over the Company's business operations and the right to present proposals or to raise queries;

              (4) the right to transfer shares in accordance with laws, administrative regulations and provisions of the Company's
              Articles of Association;

              (5) the right to obtain relevant information in accordance with the provisions of the Company's Articles of Association, including:

                        (i) the right to obtain a copy of the Company's
              Articles of Association, subject to payment of costs;

                        (ii) the right to inspect and copy, subject to
              payment of a reasonable fee:

                                  (a) all parts of the register of
              shareholders;

                                  (b) personal particulars of each of the
              Company's directors, supervisors, general manager, senior deputy general managers,

             deputy general managers, financial controller and other senior officers, including:

                                 (aa) present and former name and alias;

                                 (bb) principal address (place of
                                 residence);

                                 (cc) nationality;

                                 (dd) primary and all other part-time
                                 occupations and duties;

                                 (ee) identification documents and the
                                 numbers thereof;

                       (c) report on the state of the Company's share
             capital;

                       (d) reports showing the aggregate par value,
             quantity, highest and lowest price paid in respect of each class of shares repurchased by the Company since the end of the last accounting year and the aggregate amount paid by the Company for this purpose;

                       (e) minutes of shareholders' general meetings;

             (6) in the event of the termination or liquidation of the Company, the right to participate in the distribution of surplus assets of the Company in accordance with the number of shares held;

             (7) other rights conferred by laws, administrative regulations and the Company's Articles of Association.

Article 47.  The ordinary shareholders of the Company shall assume the      MP46
             following obligations:

             (1) to comply with the Company's Articles of Association;

             (2) to pay subscription monies according to the number of shares subscribed and the method of subscription;

             (3) other obligations imposed by laws, administrative regulations and the Company's Articles of Association.

             Shareholders are not liable to make any further contribution to the share capital other than according to the terms which were agreed by the subscriber of the relevant shares at the time of subscription.

Article 48.  In addition to the obligations imposed by laws and             MP47
             administrative regulations or required by the listing rules of the stock exchange on which

            the Company's shares are listed, a controlling shareholder
            (as such term is defined in the following Article) shall not exercise his voting rights in respect of the following matters in a manner prejudicial to the interests of all or part of the shareholders of the Company:

            (1) to relieve a director or supervisor of his duty to act honestly in the best interests of the Company;

            (2) to approve the expropriation by a director or supervisor
            (for his own benefit or for the benefit of another person) of the Company's assets in any way, including (without limitation) opportunities which are beneficial to the Company;

            (3) to approve the expropriation by a director or supervisor
            (for his own benefit or for the benefit of another person) of the individual rights of other shareholders, including
            (without limitation) rights to distributions and voting rights (save pursuant to a restructuring which has been submitted for approval by the shareholders in a general meeting in accordance with the Company's Articles of Association).

Article 49. For the purpose of the foregoing Article, a "controlling        MP48
            shareholder" means a person who satisfies any one of the
            following conditions:

            (1) a person who, acting alone or in concert with others, has the power to elect more than half of the board of directors;

            (2) a person who, acting alone or in concert with others, has the power to exercise or to control the exercise of 30% or more of the voting rights in the Company;

            (3) a person who, acting alone or in concert with others,
                    holds 30% or more of the issued and outstanding shares of the Company;

            (4) a person who, acting alone or in concert with others, has de facto control of the Company in any other way.


                CHAPTER 8: SHAREHOLDERS' GENERAL
                            MEETINGS

Article 50. The shareholders' general meeting is the organ of authority     MP49
            of the Company and shall exercise its functions and powers in accordance with law.

Article 51. The shareholders' general meeting shall have the following      MP50
            functions and powers:

            (1) to decide on the Company's operational policies and investment plans;

             (2) to elect and replace directors and to decide on matters relating to the remuneration of directors;

             (3) to elect and replace supervisors who represent the shareholders and to decide on matters relating to the remuneration of supervisors;

             (4) to examine and approve the board of directors' reports;

             (5) to examine and approve the supervisory committee's reports;

             (6) to examine and approve the Company's proposed annual preliminary and final financial budgets;

             (7) to examine and approve the Company's profit distribution plans and loss recovery plans;

             (8) to decide on the increase or reduction of the Company's registered capital;

             (9) to decide on matters such as merger, division, dissolution and liquidation of the Company;

             (10) to decide on the issue of debentures by the Company;

             (11) to decide on the appointment, dismissal and non-reappointment of the accountants of the Company;

             (12) to amend the Company's Articles of Association;

             (13) to consider motions raised by shareholders who represent 5% or more of the total number of voting shares of the Company;

             (14) to decide on other matters which, according to law, administrative regulation or the Company's Articles of Association, need to be approved by shareholders in general meetings;

             (15) matters which the shareholders in a general meeting may authorise the board of directors to carry out on its behalf or which they may sub-delegate to the board of directors.

Article 52.  The Company shall not, without the prior approval of              MP51
             shareholders in a general meeting, enter into any contract with any person (other than a director, supervisor, general manager, senior deputy general manager, deputy general
             manager, financial controller or other senior officer)
             pursuant to which such person shall be responsible for the management and administration of the whole or any
             substantial part of the Company's business.

Article 53.   Shareholders' general meetings are divided into annual          MP52
              general meetings and extraordinary general meetings.
              Shareholders' general meetings shall be convened by the
              board of directors. Annual general meetings are held once
              every year and within six (6) months from the end of the
              preceding financial year.

              The board of directors shall convene an extraordinary general meeting within two (2) months of the occurrence of any one of the following events:

              (1) where the number of directors is less than the number stipulated in the Company Law or two-thirds of the number specified in the Company's Articles of Association;

              (2) where the unrecovered losses of the Company amount to one-third of the total amount of its share capital;

              (3) where shareholder(s) holding 10% or more of the Company's issued and outstanding voting shares request(s) in writing for the convening of an extraordinary general meeting;

              (4) whenever the board of directors deems necessary or the supervisory committee so requests.

Article 54.   When the Company convenes a shareholders' general meeting,      MP53
              written notice of the meeting shall be given forty-five (45)
              days before the date of the meeting to notify all of the
              shareholders whose names appear in the share register of the matters to be considered and the date and place of the
              meeting. A shareholder who intends to attend the meeting
              shall deliver to the Company his written reply concerning
              his attendance at such meeting twenty (20) days before the date of the meeting.

Article 55.   When the Company convenes a shareholders' annual general        MP54
              meeting, shareholder(s) holding 5% or more of the total
              voting shares of the Company shall have the right to propose new motions in writing, and the Company shall place such
              proposed motions on the agenda for such annual general
              meeting if they are matters falling within the functions and powers of shareholders in general meetings.

Article 56.   The Company shall, based on the written replies which it        MP55
              receives from the shareholders twenty (20) days before the date of the shareholders' general meeting, calculate the
              number of voting shares represented by the shareholders who intend to attend the meeting. If the number of voting shares represented by the shareholders who intend to attend the
              meeting amount to more than one-half of the Company's total voting shares, the Company may hold the meeting; if not,
              then the Company shall, within five (5) days, notify the
              shareholders by way of public announcement the matters to be considered at, and the place and date for, the meeting. The

            Company may then hold the meeting after publication of such announcement.

            A shareholders' extraordinary general meeting shall not decide on any matter not stated in the notice for the meeting.

Article 57. A notice of a meeting of the shareholders of the Company        MP56
            shall satisfy the following criterion:

            (1) be in writing;

            (2) specify the place, date and time of the meeting;

            (3) state the matters to be discussed at the meeting;

            (4) provide such information and explanation as are necessary for the shareholders to make an informed decision on the proposals put before them. Without limiting the generality of the foregoing, where a proposal is made to amalgamate the Company with another, to repurchase the shares of the Company, to reorganise its share capital, or to restructure the Company in any other way, the terms of the proposed transaction must be provided in detail together with copies of the proposed agreement, if any, and the cause and effect of such proposal must be properly explained;

            (5) contain a disclosure of the nature and extent, if any, of the material interests of any director, supervisor, general manager, senior deputy general manager, deputy general manager, financial controller or other senior officer in the proposed transaction and the effect which the proposed transaction will have on them in their capacity as shareholders in so far as it is different from the effect on the interests of shareholders of the same class;

            (6) contain the full text of any special resolution to be proposed at the meeting;

            (7) contain a conspicuous statement that a shareholder entitled to attend and vote at such meeting is entitled to appoint one (1) or more proxies to attend and vote at such meeting on his behalf and that a proxy need not be a shareholder;

            (8) specify the time and place for lodging proxy forms for the relevant meeting.

Article 58. Notice of shareholders' general meetings shall be served on     MP57,
            each shareholder (whether or not such shareholder is            App.3
            entitled to vote at the meeting), by personal delivery or       7 (1) & 7 (3)
            prepaid airmail to the address of the shareholder as shown in the register of shareholders. For the holders of
            Domestic-Invested Shares, notice of the meetings may
            also be issued by

              way of public announcement.

              The public announcement referred to in the preceding paragraph shall be published in one (1) or more national newspapers designated by the securities authority of the State Counsel within the interval of forty-five (45) days to fifty (50) days before the date of the meeting; after the publication of such announcement, the holders of Domestic-Invested Shares shall be deemed to have received the notice of the relevant shareholders' general meeting.
              Such public announcement shall be published in Chinese and English in accordance with Article 182.

Article 59.   The accidental omission to give notice of a meeting to, or       MP58
              the failure to receive the notice of a meeting by, any
              person entitled to receive such notice shall not invalidate the meeting and the resolutions adopted thereat.

Article 60.   Any shareholder who is entitled to attend and vote at a          MP59
              general meeting of the Company shall be entitled to appoint one (1) or more persons (whether such person is a
              shareholder or not) as his proxies to attend and vote on his behalf, and a proxy so appointed shall be entitled to
              exercise the following rights pursuant to the authorisation from that shareholder:

              (1) the shareholders' right to speak at the meeting;

              (2) the right to demand or join in demanding a poll;

              (3) the right to vote by hand or on a poll, but a proxy of a shareholder who has appointed more than one (1) proxy may only vote on a poll.

              If the shareholder is the recognized clearing house defined by the Securities and Futures (Clearing Houses) Ordinance
              (Hong Kong Law Chapter 420), such shareholder is entitled to appoint one or more persons as his proxies to attend on his behalf at a general meeting or at any class meeting, but, if one or more persons have such authority, the letter of authorization shall contain the number and class of the shares in connection with such authorization. Such person can exercise the right on behalf of the recognized clearing house (or its attorney) as if he is the individual shareholder of the Company.

Article 61.   The instrument appointing a proxy shall be in writing under      MP60
              the hand of the appointor or his attorney duly authorised in writing, or if the appointor is a legal entity, either under seal or under the hand of a director or a duly authorised
              attorney. The letter of authorization shall contain the
              number of the shares to be represented by the attorney. If several persons are authorized as the attorney of the
              shareholder, the letter of authorization shall specify the number of the shares to be represented by each attorney.

Article 62.   The instrument appointing a voting proxy and, if such            MP61
              instrument is signed by a person under a power of attorney or other authority on behalf of the

              appointor, a notarially certified copy of that power of attorney or other authority shall be deposited at the residence of the Company or at such other place as is specified for that purpose in the notice convening the meeting, not less than twenty-four (24) hours before the time for holding the meeting at which the proxy propose to vote or the time appointed for the passing of the resolution.

              If the appointor is a legal person, its legal representative or such person as is authorised by resolution of its board of directors or other governing body may attend any meeting of shareholders of the Company as a representative of the appointor.

Article 63.   Any form issued to a shareholder by the directors for use by      MP62
              such shareholder for the appointment of a proxy to attend
              and vote at meetings of the Company shall be such as to
              enable the shareholder to freely instruct the proxy to vote in favour of or against the motions, such instructions being given in respect of each individual matter to be voted on at the meeting. Such a form shall contain a statement that, in the absence of specific instructions from the shareholder, the proxy may vote as he thinks fit.

              The Company has the right to request a proxy who attends a shareholders' meeting to provide evidence of his or its identity.

              If a shareholder which is a legal person appoints its legal representative to attend a meeting on its behalf, the Company has the right to request such legal representative to produce evidence of his or its identity and a notarially certified copy of the resolutions of such shareholder's board of directors in respect of the appointment of the proxy or the power of attorney executed by such other organisation which has the capacity to appoint the proxy.

Article 64.   A vote given in accordance with the terms of a proxy shall        MP63
              be valid notwithstanding the death or loss of capacity of
              the appointor or revocation of the proxy or the authority
              under which the proxy was executed, or the transfer of the shares in respect of which the proxy is given, provided that the Company did not receive any written notice in respect of such matters before the commencement of the relevant
              meeting.

Article 65.   Resolutions of shareholders' general meetings shall be            MP64
              divided into ordinary resolutions and special resolutions.

              An ordinary resolution must be passed by votes representing more than one-half of the voting rights represented by the shareholders (including proxies) present at the meeting.

              A special resolution must be passed by votes representing more than two-thirds of the voting rights represented by the shareholders (including proxies) present at the meeting.

Article 66.    A shareholder (including a proxy), when voting at a               MP65
               shareholders' general meeting, may exercise such voting
               rights as are attached to the number of voting shares which he represents. Each share shall have one (1) vote.

Article 67.    At any shareholders' general meeting, a resolution shall be       MP66
               decided on a show of hands unless a poll is demanded:

               (1) by the chairman of the meeting;

               (2) by at least two (2) shareholders present in person or by proxy entitled to vote thereat;

               (3) by one (1) or more shareholders present in person or by proxy and representing 10 % or more of all shares carrying the right to vote at the meeting, before or after a vote is carried out by a show of hands.

               Unless a poll is demanded, a declaration by the chairman that a resolution has been passed on a show of hands and the record of such in the minutes of the meeting shall be conclusive evidence of the fact that such resolution has been passed. There is no need to provide evidence of the number or proportion of votes in favour of or against such resolution.

               The demand for a poll may be withdrawn by the person who demands the same.

Article 68.    A poll demanded on the election of the chairman of the            MP67
               meeting, or on a question of adjournment of the meeting,
               shall be taken forthwith. A poll demanded on any other
               question shall be taken at such time as the chairman of the meeting directs, and any business other than that upon which a poll has been demanded may be proceeded with, pending the taking of the poll. The result of the poll shall be deemed to be a resolution of the meeting at which the poll was
               demanded.

Article 69.    On a poll taken at a meeting, a shareholder (including a          MP68
               proxy) entitled to two (2) or more votes need not cast all his votes in the same way.

Article 70.    In the case of an equality of votes, whether on a show of         MP69
               hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be have a casting vote.

Article 71.    The following matters shall be resolved by an ordinary            MP70
               resolution at a shareholders' general meeting:

               (1) work reports of the board of directors and the supervisory committee;

              (2) profit distribution plans and loss recovery plans formulated by the board of directors;

              (3) removal of members of the board of directors and members      App.3
              of the supervisory committee, their remuneration and manner       4 (3)
              of payment;

              (4) annual preliminary and final budgets, balance sheets and profit and loss accounts and other financial statements of the Company;

              (5) matters other than those which are required by the laws and administrative regulations or by the Company's Articles of Association to be adopted by special resolution.

Article 72.   The following matters shall be resolved by a special              MP71
              resolution at a shareholders' general meeting:

              (1) the increase or reduction in share capital and the issue of shares of any class, warrants and other similar securities;

              (2) the issue of debentures of the Company;

              (3) the division, merger, dissolution and liquidation of the Company;

              (4) amendment of the Company's Articles of Association;

              (5) any other matters considered by the shareholders in general meeting, and resolved by way of an ordinary resolution, to be of a nature which may have a material impact on the Company and should be adopted by a special resolution.

Article 73.   Shareholders who request for the convening of an                  MP72
              extraordinary general meeting or a class meeting shall
              comply with the following procedures:

              (1) Two (2) or more shareholders holding in aggregate 10 % or more of the shares carrying the right to vote at the meeting sought to be held shall sign one (1) or more counterpart requisitions stating the object of the meeting and requiring the board of directors to convene a shareholders' extraordinary general meeting or a class meeting thereof. The board of directors shall as soon as possible proceed to convene the extraordinary general meeting of shareholders or a class meeting thereof after receipt of such requisition(s). The amount of shareholdings referred to above shall be calculated as at the date of deposit of the requisition(s).

              (2) If the board of directors fails to issue a notice of such a meeting within thirty (30) days from the date of receipt of the requisition(s), the requisitionists may themselves convene such a meeting (in a manner as similar as possible to the manner in which shareholders' meetings are convened by the board of directors) within four (4) months from the date of receipt of the requisition(s) by the board of directors.

               Any reasonable expenses incurred by the requisitionists by reason of failure by the board of directors to duly convene a meeting shall be repaid to the requisitionists by the Company and any sum so repaid shall be set-off against sums owed by the Company to the defaulting directors.

Article 74.    The Chairman of the board of directors shall convene and          MP73
               chair every shareholders' general meeting. If the Chairman is unable to attend the meeting for any reason, the
               vice-chairman of the board of directors shall convene and
               chair the meeting. If both the Chairman and vice-chairman of the board of directors are unable to attend the meeting,
               then the board of directors may designate a director to
               convene and chair the meeting. If no chairman of the meeting has been so designated, shareholders present shall choose
               one (1) person to act as the chairman of the meeting. If for any reason, the shareholders shall fail to elect a chairman, then the shareholder (including a proxy) holding the largest number of shares carrying the right to vote thereat shall be the chairman of the meeting.

Article 75.    The chairman of the meeting shall be responsible for              MP74
               determining whether a resolution has been passed. His
               decision, which shall be final and conclusive, shall be
               announced at the meeting and recorded in the minute book.

Article 76.    If the chairman of the meeting has any doubt as to the            MP75
               result of a resolution which has been put to vote at a
               shareholders' meeting, he may have the votes counted. If the chairman of the meeting has not counted the votes, any
               shareholder who is present in person or by proxy and who
               objects to the result announced by the chairman of the
               meeting may, immediately after the declaration of the
               result, demand that the votes be counted and the chairman of the meeting shall have the votes counted immediately.

Article 77.    If votes are counted at a shareholders' general meeting, the      MP76
               result of the count shall be recorded in the minute book.

Article 78.    The minutes, shareholders' attendance lists and proxy forms       MP76
               shall be kept at the Company's place of residence.

Article 79.    Copies of the minutes of proceedings of any shareholders'         MP77
               meeting shall, during business hours of the Company, be open for inspection by any shareholder without charge. If a
               shareholder requests for a copy of such minutes from the
               Company, the Company shall send a copy of such minutes to
               him within seven (7) days after receipt of reasonable fees therefor.

                    CHAPTER 9: SPECIAL PROCEDURES FOR VOTING
                           BY A CLASS OF SHAREHOLDERS

Article 80.   Those shareholders who hold different classes of shares are       MP78
              class shareholders.

              Class shareholders shall enjoy rights and assume obligations in accordance with laws, administrative regulations and the Company's Articles of Association.

Article 81.   Rights conferred on any class of shareholders ("class             MP79
              rights") may not be varied or abrogated save with the
              approval of a special resolution of shareholders in a
              general meeting and by holders of shares of that class at a separate meeting conducted in accordance with Articles 83 to
              87.

Article 82.   The following circumstances shall be deemed to be variation       MP80
              or abrogation of the rights attaching to a particular class of shares:

              (1) to increase or decrease the number of shares of that class, or to increase or decrease the number of shares of a class having voting or equity rights or privileges equal or superior to those of shares of that class;

              (2) to exchange all or part of the shares of that class for shares of another class or to exchange or to create a right to exchange all or part of the shares of another class for shares of that class;

              (3) to remove or reduce rights to accrued dividends or rights to cumulative dividends attached to shares of that class;

              (4) to reduce or remove preferential rights attached to shares of that class to receive dividends or to the distribution of assets in the event that the Company is liquidated;

              (5) to add, remove or reduce conversion privileges, options, voting rights, transfer or pre-emptive rights, or rights to acquire securities of the Company attached to shares of that class;

              (6) to remove or reduce rights to receive payment payable by the Company in particular currencies attached to shares of that class;

              (7) to create a new class of shares having voting or equity rights or privileges equal or superior to those of the shares of that class;

              (8) to restrict the transfer or ownership of shares of that class or to increase the types of restrictions attaching thereto;

              (9) to allot and issue rights to subscribe for, or to convert the existing shares into, shares in the Company of that class or another class;

            (10) to increase the rights or privileges of shares of another class;

            (11) to restructure the Company in such a way so as to result in the disproportionate distribution of obligations between the various classes of shareholders;

            (12) to vary or abrogate the provisions of this Chapter.

Article 83. Shareholders of the affected class, whether or not otherwise    MP81
            having the right to vote at shareholders' general meetings, have the right to vote at class meetings in respect of
            matters concerning sub-paragraphs (2) to (8), (11) and (12)
            of Article 82, but interested shareholder(s) shall not be
            entitled to vote at such class meetings.

            "(An) interested shareholder(s)", as such term is used in the preceding paragraph, means:

            (1) in the case of a repurchase of shares by way of a general offer to all shareholders of the Company or by way of public dealing on a stock exchange pursuant to Article
            25, a "controlling shareholder" within the meaning of
            Article 49;

            (2) in the case of a repurchase of shares by an off-market agreement pursuant to Article 25, a holder of the shares to which the proposed agreement relates;

            (3) in the case of a restructuring of the Company, a shareholder who assumes a relatively lower proportion of obligation than the obligations imposed on shareholders of that class under the proposed restructuring or who has an interest in the proposed restructuring different from the general interests of the shareholders of that class.

Article 84. Resolutions of a class of shareholders shall be passed by       MP82
            votes representing more than two-thirds of the voting rights of shareholders of that class represented at the relevant
            meeting who, according to Article 83, are entitled to vote thereat.

Article 85. Written notice of a class meeting shall be given to all         MP83
            shareholders who are registered as holders of that class in the register of shareholders forty-five (45) days before the date of the class meeting. Such notice shall give such
            shareholders notice of the matters to be considered at such meeting, the date and the place of the class meeting. A
            shareholder who intends to attend the class meeting shall
            deliver his written reply in respect thereof to the Company twenty (20) days before the date of the class meeting.

            If the shareholders who intend to attend such class meeting represent more than half of the total number of shares of that class which have the right to vote at such meeting, the Company may hold the class meeting; if not, the Company shall within five (5) days give the shareholders further notice of the matters to be considered, the date and the place of the class meeting by way of public announcement. The Company may then hold the class meeting after such public announcement has been made.

Article 86. Notice of class meetings need only be served on shareholders  MP84 entitled to vote thereat.

            Class meetings shall be conducted in a manner which is as similar as possible to that of shareholders' general meetings. The provisions of the Company's Articles of Association relating to the manner for the conduct of shareholders' general meetings are also applicable to class meetings.

Article 87. Apart from the holders of other classes of shares, the        App. 13
            holders of the Domestic-Invested Shares and holders of        Pt. D 1(f)
            Overseas-Listed Foreign-Invested Shares shall be deemed to be holders of different classes of shares.

            The special procedures for approval by a class of             MP85
            shareholders shall not apply in the following circumstances:  C.3 Zheng
                                                                          Jian Hai
                                                                          Han [1995]
                                                                          No. 3

            (1) where the Company issues, upon the approval by special    App.13 Pt.D
            resolution of its shareholders in a general meeting, either   1f(i)
            separately or concurrently once every twelve (12) months,
            not more than 20% of each of its existing issued
            Domestic-Invested Shares and Overseas-Listed
            Foreign-Invested Shares; or

            (2) where the Company's plan to issue Domestic-Invested       App.13 Pt.D
            Shares and Overseas-Listed Foreign-Invested Shares at the     1f(ii)
            time of its establishment is carried out within fifteen (15)
            months from the date of approval of the securities authority of the State Counsel.


                 CHAPTER 10: BOARD OF DIRECTORS

Article 88. The Company shall have a board of directors. The board of     MP86
            directors shall consist of thirteen (13) directors. The
            board of directors shall have one (1) Chairman, two (2)
            Vice-chairman(s) and twelve (10) directors, of which three
            (3) independent (non-executive) directors.

            The board of directors shall have nine (9) outside directors, who shall not hold office within the Company.

Article 89. Directors shall be elected at the shareholders' general       MP87,
            meeting each for a term of three (3) years. At the expiry of  C.4 Zheng
            a director's term, the term is                                Jian Hai

            renewable upon re-election.                                   Han [1995]
                                                                          No. 1
                                                                          App.3
            A written notice of the intention to propose a person for     4(3)-4(5)
            election as a director and a notice in writing by that
            person indicating his acceptance of such election shall have been given to the Company seven (7) days before the date of such shareholders' general meeting.

            The Chairman and the Vice-chairman shall be elected and removed by more than one-half of all of the members of the board of directors. The term of office of each of the Chairman and the Vice-chairman is three (3) years, which term is renewable upon re-election.

            Subject to compliance with all relevant laws and administrative regulations, the shareholders' general meeting may by ordinary resolution remove any director before the expiration of his term of office. However, the director's right to claim for damages which arises out from his removal shall not be affected thereby.

            The Directors shall not be required to hold qualifying shares.

Article 90. The board of directors is accountable to the shareholders in  MP88 general meeting and exercises the following functions and powers:

            (1) to be responsible for the convening of the shareholders' general meeting and to report on its work to the shareholders in general meetings;

            (2) to implement the resolutions passed by the shareholders in general meetings;

            (3) to determine the Company's business plans and investment proposals;

            (4) to formulate the Company's annual preliminary and final financial budgets;

            (5) to formulate the Company's profit distribution proposal and loss recovery proposal;

            (6) to formulate proposals for the increase or reduction of the Company's registered capital and for the issuance of the Company's debentures;

            (7) to draw up plans for the merger, division or dissolution of the Company;

            (8) to decide on the Company's internal management structure;

            (9) to appoint or remove the Company's general manager and to appoint or remove the senior deputy general managers, deputy general managers and other senior officers (including the financial controller(s) of the Company) and, based on the recommendations of the general manager, to decide on their remuneration;

            (10) to formulate the Company's basic management system;

            (11) to formulate proposals for any amendment of the Company's Articles of Association;

            (12) to exercise any other powers conferred by the shareholders in general meetings.

            Other than the board of directors' resolutions in respect of the matters specified in sub-paragraphs (6), (7) and (11) of this Article which shall be passed by the affirmative vote of more than two-thirds of all the directors, the board of directors' resolutions in respect of all other matters may be passed by the affirmative vote of a simple majority of the directors.

Article 91. The board of directors shall not, without the prior approval    MP89
            of shareholders in a general meeting, dispose or agree to
            dispose of any fixed assets of the Company where the
            aggregate of the amount or value of the consideration for
            the proposed disposition, and the amount or value of the
            consideration for any such disposition of any fixed assets of the Company that has been completed in the period of four
            (4) months immediately preceding the proposed disposition, exceeds 33 % of the value of the Company's fixed assets as shown in the latest balance sheet which was tabled at a
            shareholders' general meeting.

            For the purposes of this Article, "disposition" includes an act involving the transfer of an interest in assets but does not include the usage of fixed assets for the provision of security.

            The validity of a disposition by the Company shall not be affected by any breach of the first paragraph of this Article.

Article 92. The Chairman of the board of directors shall exercise the       MP90
            following powers:

            (1) to preside over shareholders' general meetings and to convene and preside over meetings of the board of directors;

            (2) to check on the implementation of resolutions passed by the board of directors at directors' meetings;

            (3) to sign the securities certificates issued by the Company;

            (4) to exercise other powers conferred by the board of directors.

               When the Chairman is unable to exercise his powers, such powers shall be exercised by the Vice-chairman who has been designated by the Chairman to exercise such powers on his behalf.

Article 93.    Meetings of the board of directors shall be held at least        MP91
               twice every year and shall be convened by the Chairman of
               the board of directors. All of the directors should be
               notified about the meeting ten (10) days beforehand. Where there is an urgent matter, an extraordinary meeting of the board of directors may be held if it is so requested by more than one-third of the directors, the Chairman of the board of directors or the Company's general manager.

Article 94.    Notice of meetings and extraordinary meetings of the board       MP92
               of directors shall be delivered in person, by facsimile, by express delivery service or by registered mail. The time
               limit for the delivery of such notice such be at least ten
               (10) days before the meeting.

Article 95. Notice of a meeting shall be deemed to have been given to any director who attends the meeting without protesting against, before or at its commencement, any lack of notice.

Article 96. Any regular or extraordinary meeting of the board of directors may be held by way of telephone conferencing or similar communication equipment so long as all directors participating in the meeting can clearly hear and communicate with each other. All such directors shall be deemed to be present in person at the meeting.

Article 97.    Meetings of the board of directors shall be held only if         MP93,
               more than half of the directors (including any alternate         App.3
               director appointed pursuant to Article 98 of the Company's       4(1)
               Articles of Association) are present.

               Each director shall have one (1) vote. Unless otherwise provided for in the Company's Articles of Association, a resolution of the board of directors must be passed by more than half of all of the directors of the Company. A resolution of the board of directors relating to connected transactions shall be signed by independent (non-executive) directors before coming into effect.

               Where there is an equality of votes cast both for and against a resolution, the Chairman of the board of directors shall have a casting vote.

               If a director is interested in a matter to be discussed at a board of directors' meeting, such director shall excuse himself from such meeting, shall not have any voting rights in respect thereof and shall not be counted as part of the quorum of such board of directors' meeting.

Article 98.    Directors shall attend the meetings of the board of              MP94
               directors in person. Where a director is unable to attend a meeting for any reason, he may by a

              written power of attorney appoint another director to attend the meeting on his behalf. The power of attorney shall set out the scope of the authorisation.

              A Director appointed as a representative of another director to attend the meeting shall exercise the rights of a director within the scope of authority conferred by the appointing director. Where a director is unable to attend a meeting of the board of directors and has not appointed a representative to attend the meeting on his behalf, he shall be deemed to have waived his right to vote at the meeting.

Article 99. In respect of any matter which needs to be determined by the board of directors at an extraordinary meeting of the board of directors and where the board of directors has already sent out written notice of matters to be decided at such meeting and the number of directors who have signified their consent thereto reaches the amount set out in Article 97, a valid resolution shall be deemed to be passed and there is no need to hold a board of directors' meeting.

Article 100.  The board of directors shall keep minutes of resolutions         MP95
              passed at meetings of the board of directors. The minutes
              shall be signed by the directors present at the meeting and the person who recorded the minutes. The directors shall be liable for the resolutions of the board of directors. If a resolution of the board of directors violates the laws,
              administrative regulations or the Company's Articles of
              Association and the Company suffers serious losses as a
              result thereof, the directors who participated in the
              passing of such resolution are liable to compensate the
              Company therefor. However, if it can be proven that a
              director expressly objected to the resolution when the
              resolution was voted on, and that such objection was
              recorded in the minutes of the meeting, such director may be released from such liability.


                 CHAPTER 11: SECRETARY OF THE BOARD
                            OF DIRECTORS

Article 101.  The Company shall have one (1) secretary of the board of         MP96
              directors. The secretary shall be a senior officer of the
              Company.

Article 102.  The secretary of the Company's board of directors shall be a     MP97
              natural person who has the requisite professional knowledge and experience, and shall be appointed by the board of
              directors. His primary responsibilities are to ensure that:

              (1) the Company has complete organisational documents and records;

              (2) the Company prepares and delivers, in accordance with law, those reports and documents required by competent authorities entitled thereto;

               (3) the Company's registers of shareholders are properly maintained, and that persons entitled to receive the Company's records and documents are furnished therewith without delay.

Article 103.   A director or other senior officer of the Company may also        MP98
               act as the secretary of the board of directors. The
               certified public accountancy firm which has been appointed by the Company to act as its auditors shall not act as the secretary of the board of directors.

               Where the office of secretary is held concurrently by a director, and an act is required to be done by a director and a secretary separately, the person who holds the office of director and secretary may not perform the act in a dual capacity.


                      CHAPTER 12: GENERAL MANAGER

Article 104.   The Company shall have a general manager, senior deputy           MP99
               general managers, deputy general managers, financial
               controller. The general manager proposed by the Chairman of the board of directors shall be appointed or dismissed by
               the board of directors. Senior deputy general managers,
               deputy general managers and financial controller proposed by the general manager shall be appointed or dismissed by the board of the directors. A member of the board of directors may act concurrently as the general manager, senior deputy general managers, deputy general managers, financial
               controller or other senior officers.

Article 105.   The general manager shall be accountable to the board of          MP100
               directors and shall exercise the following functions and
               powers:

               (1) to be in charge of the Company's production, operation and management and to organise the implementation of the resolutions of the board of directors;

               (2) to organise the implementation of the Company's annual business plan and investment proposal;

               (3) to draft plans for the establishment of the Company's internal management structure;

               (4) to draft the Company's basic management system;

               (5) to formulate concrete rules and regulations for the Company;

               (6) to propose the appointment or dismissal by the board of directors of the Company's senior deputy general managers, deputy general managers, financial controller and other senior officers;

              (7) to appoint or dismiss management personnel other than those required to be appointed or dismissed by the board of directors;

              (8) other powers conferred by the Company's Articles of Association and the board of directors.

Article 106.  The general manager shall attend meetings of the board of         MP101
              directors.  The general manager, who is not a director, does not have any voting rights at board meetings.

Article 107.  The general manager and senior deputy general managers,           MP102
              deputy general managers and financial controller performing their functions and powers, shall act honestly and
              diligently and in accordance with laws, administrative
              regulations and the Company's Articles of Association.


                      CHAPTER 13: SUPERVISORY COMMITTEE

Article 108.  The Company shall have a supervisory committee.                   MP103

Article 109.  The supervisory committee shall compose of seven (7)              MP104,
              supervisors.  One of the members of the supervisory                C.5
              committee shall act as the chairman.  Each supervisor shall       Zheng
              serve for a term of three (3) years, which term is renewable      Jian
              upon re-election and re-appointment.                              Hai
                                                                                Han
              The election or removal of the chairman of the supervisory       [1995]
              committee shall be determined by two-thirds or more of the        No. 1
              members of the supervisory committee.                             App.13
                                                                                 Pt.D
              The chairman shall serve for a term of three (3) years,           1(d)(i)
              which term is renewable upon re-election and re-appointment.

Article 110.  The supervisory committee shall comprise of four (6)              MP105
              supervisors who shall represent the shareholders, and who
              shall be elected or removed by the shareholders in general meetings, and one (1) supervisor who shall represent the
              employees of the Company and who shall be elected or removed democratically thereby.

Article 111.  The directors, general manager, senior deputy general             MP106
              managers, deputy general managers and financial controller shall not act concurrently as supervisors.

Article 112.  Meetings of the supervisory committee shall be held at least      MP107
              once every year, and shall be convened by the chairman of
              the supervisory committee.

Article 113.  The supervisory committee shall be accountable to the             MP108
              shareholders in a general meeting and shall exercise the
              following functions and powers in

              accordance with law:

              (1)   to review the Company's financial position;

              (2) to supervise the directors, general manager, senior deputy general managers, deputy general managers, financial controller and other senior officers to ensure that they do not act in contravention of any law, regulation or the Company's Articles of Association;

              (3) to demand any director, general manager, senior deputy general manager, deputy general manager, financial controller or any other senior officer who acts in a manner which is harmful to the Company's interest to rectify such behaviour;

              (4) to check the financial information such as the financial report, business report and plans for distribution of profits to be submitted by the board of directors to the shareholders' general meetings and to authorise, in the Company's name, publicly certified and practising accountants to assist in the re-examination of such information should any doubt arise in respect thereof;

              (5) to propose to convene a shareholders' extraordinary general meeting;

              (6) to represent the Company in negotiations with or in bringing actions against a director;

              (7)   other functions and powers specified in the Company's
              Articles of Association.

              Supervisors shall attend meetings of the board of directors.

Article 114.  Meetings of the supervisory committee shall be held only if       MP109,
              three (3) or more supervisors are present.  Resolutions of        C.6
              the supervisory committee shall be passed by the affirmative      Zheng
              vote of more than two-thirds of all of its members.               Jian
                                                                                Hai Han
                                                                               [1995]
                                                                                No. 1
                                                                                App.13
                                                                                 Pt.D
                                                                                1(d)(ii)

Article 115.  All reasonable fees incurred in respect of the employment of      MP110
              professionals (such as, lawyers, certified public
              accountants or practising auditors) which are required by
              the supervisory committee in the exercise of its functions and powers shall be borne by the Company.

Article 116.  A supervisor shall carry out his duties honestly and              MP111
              faithfully in accordance with laws, administrative
              regulations and the Company's Articles of Association.

           CHAPTER 14: THE QUALIFICATIONS AND DUTIES OF THE DIRECTORS,
      SUPERVISORS, GENERAL MANAGER, SENIOR DEPUTY GENERAL MANAGERS, DEPUTY
                               GENERAL MANAGERS,
                FINANCIAL CONTROLLER AND OTHER SENIOR OFFICERS OF
                                   THE COMPANY

Article 117.     A person may not serve as a director, supervisor, general         MP112
                 manager, senior deputy general manager, deputy general manager, financial controller or any other senior officer of the Company if any of the following circumstances apply:

                 (1) a person who does not have or who has limited capacity for civil conduct;

                 (2) a person who has been sentenced for corruption, bribery, infringement of property or misappropriation of property or other crimes which destroy the social economic order, where less than a term of five (5) years has lapsed since the sentence was served, or a person who has been deprived of his political rights and not more than five (5) years have lapsed since the sentence was served;

                 (3) a person who is a former director, factory manager or manager of a company or enterprise which has been dissolved or put into liquidation as a result of mismanagement and who was personally liable for the winding up of such company or enterprise, where less than three (3) years have elapsed since the date of completion of the insolvent liquidation of the company or enterprise;

                 (4) a person who is a former legal representative of a company or enterprise the business licence of which was revoked due to violation of law and who are personally liable therefor, where less than three (3) years have elapsed since the date of the revocation of the business licence;

                 (5)   a person who has a relatively large amount of debts which
                  have become overdue;

                 (6) a person who is currently under investigation by judicial organs for violation of criminal law;

                 (7) a person who, according to laws and administrative regulations, cannot act as a leader of an enterprise;

                 (8)   a person other than a natural person;

                 (9) a person who has been convicted by the competent authority for violation of relevant securities regulations and such conviction involves a finding that such person has acted fraudulently or dishonestly, where not more than five (5) years have lapsed from the date of such conviction.

Article 118.       The validity of an act carried out by a director, general       MP113
                   manager, senior deputy general manager, deputy general
                   manager, financial controller or other senior officer of the
                   Company on its behalf shall, as against a bona fide third
                   party, shall not be affected by any irregularity in his
                   office, election or any defect in his qualification.

Article 119.       In addition to the obligations imposed by laws,                 MP114
                   administrative regulations or the listing rules of the stock exchange on which shares of the Company are listed, each of the Company's directors, supervisors, general manager,
                   senior deputy general managers, deputy general managers and other senior officers owes a duty to each shareholder, in
                   the exercise of the functions and powers of the Company
                   entrusted to him:

                   (1) not to cause the Company to exceed the scope of business stipulated in its business licence;

                   (2) to act honestly and in the best interests of the Company;

                   (3) not to expropriate the Company's property in any way, including (without limitation) usurpation of opportunities which benefit the Company;

                   (4) not to expropriate the individual rights of shareholders, including (without limitation) rights to distribution and voting rights, save and except pursuant to a restructuring of the Company which has been submitted to the shareholders for approval in accordance with the Company's Articles of Association.

Article 120.       Each of the Company's directors, supervisors, general           MP115
                   manager, senior deputy general managers, deputy general
                   managers, financial controller and other senior officers
                   owes a duty, in the exercise of his powers and in the
                   discharge of his duties, to exercise the care, diligence and skill that a reasonably prudent person would exercise in
                   comparable circumstances.

Article 121.       Each of the Company's directors, supervisors, general           MP116
                   manager, senior deputy general managers, deputy general
                   managers, financial controller and other senior officers
                   shall exercise his powers or perform his duties in
                   accordance with the fiduciary principle; and shall not put himself in a position where his duty and his interest may
                   conflict.  This principle includes (without limitation)
                   discharging the following obligations:

                   (1)   to act honestly in the best interests of the Company;

                   (2) to act within the scope of his powers and not to exceed such powers;

              (3) to exercise the discretion vested in him personally and not to allow himself to act under the control of another and, unless and to the extent permitted by laws, administrative regulations or with the informed consent of shareholders given in a general meeting, not to delegate the exercise of his discretion;

              (4) to treat shareholders of the same class equally and to treat shareholders of different classes fairly;

              (5)   unless otherwise provided for in the Company's
              Articles of Association or except with the informed consent of the shareholders given in a general meeting, not to enter into any contract, transaction or arrangement with the Company;

              (6) not to use the Company's property for his own benefit, without the informed consent of the shareholders given in a general meeting;

              (7) not to exploit his position to accept bribes or other illegal income or expropriate the Company's property in any way, including (without limitation) opportunities which benefit the Company;

              (8) not to accept commissions in connection with the Company's transactions, without the informed consent of the shareholders given in a general meeting;

              (9) to comply with the Company's Articles of Association, to perform his official duties faithfully, to protect the Company's interests and not to exploit his position and power in the Company to advance his own interests;

              (10) not to compete with the Company in any way, save with the informed consent of the shareholders given in a general meeting;

              (11) not to misappropriate the Company's funds or to lend such funds to any other person, not to use the Company's assets to set up deposit accounts in his own name or in the any other name or to use such assets to guarantee the debts of a shareholder of the Company or any other personal liabilities;

              (12) not to release any confidential information which he has obtained during his term of office, without the informed consent of the shareholders in a general meeting; nor shall he use such information otherwise than for the Company's benefit, save that disclosure of such information to the court or other governmental authorities is permitted if:

                    (i)   disclosure is made under compulsion of law;

                    (ii)  public interests so warrants;

                    (iii) the interests of the relevant director,
              supervisor, general manager, senior deputy general manager, deputy general manager or other senior officer so requires.

Article 122.  Each director, supervisor, general manager, deputy general      MP117
              manager, financial controller and other senior officer of
              the Company shall not direct the following persons or
              institutions ("associates") to act in a manner which he is prohibited from so acting:

              (1) the spouse or minor child of the director, supervisor, general manager, senior deputy general manager, deputy general manager, financial controller or other senior officer;

              (2) the trustee of the director, supervisor, general manager, senior deputy general manager, deputy general manager, financial controller or other senior officer or of any person described in sub-paragraph (1) above;

              (3) the partner of that director, supervisor, general manager, senior deputy general manager, deputy general manager, financial controller or other senior officer or any person referred to in sub-paragraphs (1) and (2) of this Article;

              (4) a company in which that director, supervisor, general manager, senior deputy general manager, deputy general manager, financial controller or other senior officer, whether alone or jointly with one (1) or more of the persons referred to in sub-paragraphs (l), (2) and (3) of this Article and other directors, supervisors, general manager, senior deputy general managers, deputy general managers, financial controller and other senior officers, has de facto controlling interest;

              (5) the directors, supervisors, general manager, senior deputy general managers, deputy general managers and other senior officers of a company which is being controlled in the manner set out in sub-paragraph (4) above.

Article 123.  The fiduciary duties of the directors, supervisors, general     MP118
              manager, senior deputy general managers, deputy general
              managers, financial controller and other senior officers of the Company do not necessarily cease with the termination of their tenure.  The duty of confidentiality in respect of
              trade secrets of the Company survives the termination of
              their tenure.  Other duties may continue for such period as the principle of fairness may require depending on the
              amount of time which has lapsed between the termination and the act concerned and the circumstances and the terms under which the relationship between the relevant director,
              supervisor, general manager,

              senior deputy general manager, deputy general manager and the senior officer on the on hand and the Company on the other hand was terminated.

Article 124.  Subject to Article 48, a director, supervisor, general          MP119
              manager, senior deputy general manager, deputy general
              manager, financial controller or other senior officer of the
              Company may be relieved of liability for specific breaches of his duty with the informed consent of the shareholders
              given at a general meeting.

Article 125.  Where a director, supervisor, general manager, senior deputy    MP120
              general manager, deputy general manager, financial
              controller or other senior officer of the Company is in any way, directly or indirectly, materially interested in a
              contract, transaction or arrangement or proposed contract, transaction or arrangement with the Company, (other than his contract of service with the Company), he shall declare the nature and extent of his interests to the board of directors at the earliest opportunity, whether or not the contract,
              transaction or arrangement or proposal therefor is otherwise subject to the approval of the board of directors.

              Unless the interested director, supervisor, general manager, senior deputy general manager, deputy general manager, financial controller or other senior officer discloses his interests in accordance with the preceding sub-paragraph of this Article and the contract, transaction or arrangement is approved by the board of directors at a meeting in which the interested director, supervisor, general manager, senior deputy general manager, deputy general manager or other senior officer is not counted as part of the quorum and refrains from voting, a contract, transaction or arrangement in which that director, supervisor, general manager, deputy general manager or other senior officer is materially interested is voidable at the instance of the Company except as against a bona fide party thereto who does not have notice of the breach of duty by the interested director, supervisor, general manager, deputy general manager, financial controller or other senior officer.

              For the purposes of this Article, a director, supervisor, general manager, Senior deputy general manager, deputy general manager financial controller or other senior officer of the Company is deemed to be interested in a contract, transaction or arrangement in which his associate is interested.

Article 126.  Where a director, supervisor, general manager, senior deputy    MP121
              general manager, deputy general manager, financial
              controller or other senior officer of the Company gives to the board of directors a notice in writing stating that, by reason of the facts specified in the notice, he is
              interested in contracts, transactions or arrangements which may subsequently be made by the Company, that notice shall be deemed for the purposes of the preceding Article to be a sufficient declaration of his interests, so far as the
              content stated in such notice is concerned, provided that
              such notice shall


              have been given before the date on which the question of entering into the relevant contract, transaction or arrangement is first taken into consideration by the Company.

Article 127.  The Company shall not pay taxes for or on behalf of a           MP122
              director, supervisor, general manager, senior deputy general manager, deputy general manager, financial controller or
              other senior officer in any manner.

Article 128.  The Company shall not directly or indirectly make a loan to     MP123
              or provide any guarantee in connection with the making of a loan to a director, supervisor, general manager, deputy
              general manager, financial controller or other senior
              officer of the Company or of the Company's holding company or any of their respective associates.

              The foregoing prohibition shall not apply to the following circumstances:

              (1) the provision by the Company of a loan or a guarantee in connection with the making of a loan to its subsidiary:

              (2) the provision by the Company of a loan or a guarantee in connection with the making of a loan or any other funds available to any of its directors, supervisors, general manager, senior deputy general managers, deputy general managers, financial controller and other senior officers to meet expenditure incurred or to be incurred by him for the purposes of the Company or for the purpose of enabling him to perform his duties properly, in accordance with the terms of a service contract approved by the shareholders in a general meeting;

              (3) if the ordinary course of business of the Company includes the lending of money or the giving of guarantees, the Company may make a loan to or provide a guarantee in connection with the making of a loan to any of the relevant directors, supervisors, general manager, senior deputy general managers, deputy general managers, financial controller and other senior officers or their respective associates in the ordinary course of its business on normal commercial terms.

Article 129.  Any person who receives funds from a loan which has been        MP124
              made by the Company acting in breach of the preceding
              Article shall, irrespective of the terms of the loan,
              forthwith repay such funds.

Article 130.  A guarantee for the repayment of a loan which has been          MP125
              provided by the Company acting in breach of Article 128(1)
              shall not be enforceable against the Company, save in
              respect of the following circumstances:

              (1) the guarantee was provided in connection with a loan which was made to an associate of any of the directors, supervisors, general manager, senior deputy general managers, deputy general managers, financial controller and other senior officers of the Company or of the Company's holding company and the lender of such funds did not know of the relevant circumstances at the time of the making of the loan; or

              (2) the collateral which has been provided by the Company has already been lawfully disposed of by the lender to a bona fide purchaser.

Article 131.  For the purposes of the foregoing provisions of this            MP126
              Chapter, a "guarantee" includes an undertaking or property provided to secure the obligor's performance of his
              obligations.

Article 132.  In addition to any rights and remedies provided by the laws     MP127
              and administrative regulations, where a director,
              supervisor, general manager, senior deputy general manager, deputy general manager, financial controller or other senior officer of the Company breaches the duties which he owes to the Company, the Company has a right:

              (1) to demand such director, supervisor, general manager, senior deputy general manager, deputy general manager , financial controller or other senior officer to compensate it for losses sustained by the Company as a result of such breach;

              (2) to rescind any contract or transaction which has been entered into between the Company and such director, supervisor, general manager, senior deputy general manager, deputy general manager, financial controller or other senior officer or between the Company and a third party (where such third party knows or should have known that such director, supervisor, general manager, deputy general manager or other senior officer representing the Company has breached his duties owed to the Company);

              (3) to demand such director, supervisor, general manager, senior deputy general manager, deputy general manager or other senior officer to account for profits made as result of the breach of his duties;

              (4) to recover any monies which should have been received by the Company and which were received by such director, supervisor, general manager, senior deputy general manager, deputy general manager, financial controller or other senior officer instead, including (without limitation) commissions;
              and

              (5) to demand repayment of interest earned or which may have been earned by such director, supervisor, general manager, senior deputy general manager, deputy general manager, financial controller or other senior officer on monies that should have been paid to the Company.

Article 133.  The Company shall, with the prior approval of shareholders      MP128
              in a general meeting, enter into a contract in writing with a director or supervisor wherein his emoluments are
              stipulated.  The aforesaid emoluments include:

              (1) emoluments in respect of his service as director, supervisor or senior officer of the Company;

              (2) emoluments in respect of his service as director, supervisor or senior officer of any subsidiary of the Company;

              (3) emoluments in respect of the provision of other services in connection with the management of the affairs of the Company and any of its subsidiaries;

              (4) payment by way of compensation for loss of office, or as consideration for or in connection with his retirement from office.

              No proceedings may be brought by a director or supervisor against the Company for anything due to him in respect of the matters mentioned in this Article except pursuant to the contract mentioned above.

Article 134.  The contract concerning the emoluments between the Company      MP129
              and its directors or supervisors should provide that in the event that the Company is acquired, the Company's directors and supervisors shall, subject to the prior approval of
              shareholders in a general meeting, have the right to receive compensation or other payment in respect of his loss of
              office or retirement.  For the purposes of this paragraph, the acquisition of the Company includes any of the following:

              (1) an offer made by any person to the general body of shareholders;

              (2) an offer made by any person with a view to the offeror becoming a "controlling shareholder" within the meaning of
              Article 49.

              If the relevant director or supervisor does not comply with this Article, any sum so received by him shall belong to those persons who have sold their shares as a result of such offer. The expenses incurred in distributing such sum on a pro rata basis amongst such persons shall be borne by the relevant director or supervisor and shall not be paid out of such sum.


                    CHAPTER 15: FINANCIAL AND ACCOUNTING
                       SYSTEMS AND PROFIT DISTRIBUTION

Article 135.  The Company shall establish its financial and accounting        MP130
              systems in accordance with laws, administrative regulations and PRC accounting standards formulated by the finance
              regulatory department of the State Council.

Article 136.  At the end of each fiscal year, the Company shall prepare a     MP131
              financial report which shall be examined and verified in a manner prescribed by law.

Article 137.  The board of directors of the Company shall place before the    MP132
              shareholders at every annual general meeting such financial reports which the relevant laws, administrative regulations and directives promulgated by competent regional and central governmental authorities require the Company to prepare.

Article 138.  The Company's financial reports shall be made available for     MP133,
              shareholders' inspection at the Company twenty (20) days         C.7
              before the date of every shareholders' annual general           Zheng
              meeting.  Each shareholder shall be entitled to obtain a        Jian
              copy of the financial reports referred to in this Chapter.       Hai
                                                                               Han
                                                                              [1995]
                                                                              No. 1
                                                                              App.3
                                                                                 5

              The Company shall deliver or send to each shareholder of Overseas-Listed Foreign-Invested Shares by prepaid mail at the address registered in the register of shareholders the said reports not later than twenty-one (21) days before the date of every annual general meeting of the shareholders.

Article 139.  The financial statements of the Company shall, in addition      MP134
              to being prepared in accordance with PRC accounting
              standards and regulations, be prepared in accordance with
              either international accounting standards, or that of the
              place outside the PRC where the Company's shares are
              listed.  If there is any material difference between the
              financial statements prepared respectively in accordance
              with the two accounting standards, such difference shall be stated in the financial statements.  In distributing its
              after-tax profits, the lower of the two amounts shown in the financial statements shall be adopted.

Article 140.  Any interim results or financial information published or       MP135
              disclosed by the Company must also be prepared and presented in accordance with PRC accounting standards and regulations, and also in accordance with either international accounting standards or that of the place overseas where the Company's shares are listed.

Article 141.  The Company shall publish its financial reports twice every     MP136
              fiscal year, that is, the interim financial report shall be published within sixty (60) days after the expiration of the first six (6) months of each fiscal year; the annual
              financial report shall be published within one hundred and twenty (120) days after the expiration of each fiscal year.

Article 142.  The Company shall not keep accounts other than those            MP137
              required by law.

Article 143. The Company's after-tax profit shall be allocated in accordance with the following order:

              (1)   compensation of losses;

              (2) allocation of ten percent of its after-tax profit to the statutory common reserve fund;
              (3) allocation of five percent to ten percent of its after-tax to the statutory common welfare fund;

              (4) allocation to the discretionary common reserve fund upon approval by resolution of the shareholders' general meeting;

              (5)   payment of dividends in respect of ordinary shares.

              The Company shall not allocate dividends or carry out other allocations in the form of bonuses, before the Company has compensated for its losses and made allocations to the statutory common reserve fund and the statutory common welfare fund.

Article 144.  Capital common reserve fund includes the following items:       MP138

              (1)   premium on shares issued at a premium price;

              (2) any other income designated for the capital common reserve fund by the regulations of the finance regulatory department of the State Council.

Article 145. The common reserve fund of the Company shall be applied for the following purposes:

              (1)   to compensate losses;

              (2)   to expand the Company's production and operation;

              (3) to convert the common reserve fund into capital in order to increase its capital. The Company may convert its common reserve fund into capital with the approval of shareholders in a general meeting. When such conversion takes place, the Company shall either distribute new shares in proportion to the existing shareholders' number of shares, or increase the par value of each share, provided, however, that when the statutory common reserve fund is converted to capital, the balance of the statutory common reserve fund may not fall below 25 % of the registered capital.

Article 146. The Company's statutory common welfare fund is used for the collective welfare of the Company's employees.

Article 147.  Dividend shall be paid twice a year.   The final dividends
              of the Company shall be decided by the shareholders by way of an ordinary resolution. The shareholders may by way of an ordinary resolution authorize the board of directors to
              decide the interim dividends.

Article 148.  The Company may distribute dividends in the form of:            MP139

              (1)   cash;

              (2)   shares.

              If the shareholder does not receive the dividends within six years after the day of the public announcement of declaration of dividends according to the articles of association, such shareholder shall be deemed to lose the right to claim such dividends.

Article 149. The Company shall calculate, declare and pay dividends and other amounts which are payable to holders of Domestic-Invested Shares in Renminbi. The Company shall calculate and declare dividends and other payments which are payable to holders of Overseas-Listed Foreign-Invested
              Shares in Renminbi, and shall pay such amounts in the local currency of the place in which such Overseas-Listed
              Foreign-Invested Shares are listed (if such shares are listed in more than one place, then the currency of the principal place on which such shares are listed as determined by the board of directors).

Article 150. The Company shall pay dividends and other amounts to holders of Foreign-Invested Shares in accordance with the relevant foreign exchange control regulations of the State. If there is no applicable regulation, the applicable exchange rate shall be the average closing rate for the relevant foreign currency announced by the Peoples' Bank of China during the week prior to the announcement of payment of dividend and other amounts.

Article 151.  The Company shall appoint receiving agents for holders of       MP140,
              the Overseas-Listed Foreign-Invested Shares.  Such receiving    C.8
              agents shall receive dividends which have been declared by      Zheng
              the Company and all other amounts which the Company should      Jian
              pay to holders of Overseas-Listed Foreign-Invested Shares on     Hai
              such shareholders' behalf.                                       Han
                                                                              [1995]
              The receiving agents appointed by the Company shall meet the    No. 1
              relevant requirements of the laws of the place at which the     App.13
              stock exchange on which the Company's shares are listed or       Pt.D
              the relevant regulations of such stock exchange.                1(c)

              The receiving agents appointed for holders of Overseas-Listed Foreign-Invested Shares listed in Hong Kong shall each be a company registered as a trust company under the Trustee Ordinance of Hong Kong.


                       CHAPTER 16: APPOINTMENT OF AUDITORS

Article 152.  The Company shall appoint an independent firm of accountants    MP141
              which is qualified under the relevant regulations of the
              State to audit the Company's annual report and review the
              Company's other financial reports.

              The first auditors of the Company may be appointed before the first annual general meeting of the Company at the inaugural meeting. Auditors so appointed shall hold office until the conclusion of the first annual general meeting.

              If the inaugural meeting does not exercise the powers under the preceding paragraph, those powers shall be exercised by the board of directors.

Article 153.  The auditors appointed by the Company shall hold office from    MP142
              the conclusion of the annual general meeting of shareholders at which they were appointed until the conclusion of the
              next annual general meeting of shareholders.

Article 154.  The auditors appointed by the Company shall enjoy the           MP143
              following rights:

              (1) a right to review to the books, records and vouchers of the Company at any time, the right to require the directors, general manager, senior deputy general managers, deputy general managers and other senior officers of the Company to supply relevant information and explanations;

              (2) a right to require the Company to take all reasonable steps to obtain from its subsidiaries such information and explanation as are necessary for the discharge of its duties;

              (3) a right to attend shareholders' general meetings and to receive all notices of, and other communications relating to, any shareholders' general meeting which any shareholder is entitled to receive, and to speak at any shareholders' general meeting in relation to matters concerning its role as the Company's accountancy firm.

Article 155.  If there is a vacancy in the position of auditor of the         MP144
              Company, the board of directors may appoint an accountancy firm to fill such vacancy before the convening of the
              shareholders' general meeting.  Any other accountancy firm which has been appointed by the Company may continue to act during the period during which a vacancy arises.

Article 156.  The shareholders in a general meeting may by ordinary           MP145
              resolution remove the Company's auditors before the
              expiration of its term of office, irrespective of the
              provisions in the contract between the Company and the
              Company's auditors.  However, the accountancy firm's right to claim for damages which arise from its removal shall not be affected thereby.

Article 157.  The remuneration of an accountancy firm or the manner in        MP146
              which such firm is to be remunerated shall be determined by the shareholders in a general meeting.  The remuneration of an accountancy firm appointed by the board of directors
              shall be determined by the board of directors.

Article 158.  The Company's appointment, removal or non-reappointment of      MP147,
              an accountancy firm shall be resolved by the shareholders in    C.9
              a general meeting.  Such resolution shall be filed with the     Zheng
              securities authority of the State Counsel.                      Jian
                                                                               Hai
              Where a resolution at a general meeting of shareholders is       Han
              passed to appoint as auditor a person other than an             [1995]
              incumbent auditor, to fill a casual vacancy in the office of     No. 1
              auditor, to reappoint as auditor a retiring auditor who was     App.13
              appointed by the board of directors to fill a casual vacancy     Pt.D
              or to remove an auditor before the expiration of his term of    1(e)(i)
              office, the following provisions shall apply:

              (1) A copy of the appointment or removal proposal shall be sent (before notice of meeting is given to the shareholders) to the firm proposed to be appointed or proposing to leave its post or the firm which has left its post in the relevant fiscal year (leaving includes leaving by removal, resignation and retirement).

              (2) If the auditor leaving its post makes representations in writing and requests the Company to give the shareholders notice of such representations, the Company shall (unless the representations have been received too late) take the following measures:

                    (a) in any notice of the resolution given to shareholders, state the fact of the representations having been made; and

                    (b) attach a copy of the representations to the notice and deliver it to the shareholders in the manner stipulated in the Company's Articles of Association.

              (3) If the Company fails to send out the auditor's representations in the manner set out in sub-paragraph (2) above, such auditor may (in addition to his right to be heard) require that the representations be read out at the meeting.

              (4) An auditor which is leaving its post shall be entitled to attend the following shareholders' general meetings:

                    (a) the general meeting at which its term of office would otherwise have expired;

                    (b) the general meeting at which it is proposed to fill the vacancy caused by its removal; and

                    (c) the general meeting which convened as a result of its resignation,

              and to receive all notices of, and other communications relating to, any such meeting, and to speak at any such meeting which it attends on any part of the business of the meeting which concerns it as former auditor of the Company.

Article 159.  Prior notice should be given to the accountancy firm if the     MP148,
              Company decides to remove such accountancy firm or not to       C.10
              renew the appointment thereof.  Such accountancy firm shall     Zheng
              be entitled to make representations at the shareholders'        Jian
              general meeting.  Where the accountancy firm resigns from        Hai
              its position as the Company's auditors, it shall make clear      Han
              to the shareholders in a general meeting whether there has      [1995]
              been any impropriety on the part of the Company.                 No. 1
                                                                              App.13
                                                                              Pt.D
                                                                              1(e)(ii)-
                                                                              (e)(iv)
              An accountancy firm may resign its office by depositing at the Company's legal address a resignation notice which shall become effective on the date of such deposit or on such
              later date as may be stipulated in such notice.  Such notice shall contain the following statements:

              (1) a statement to the effect that there are no circumstances connected with its resignation which it considers should be brought to the notice of the shareholders or creditors of the Company; or

              (2)   a statement of any such circumstances.

              Where a notice is deposited under the preceding sub-paragraph, the Company shall within fourteen (14) days send a copy of the notice to the relevant governing authority. If the notice contains a statement under the preceding sub-paragraph (2), a copy of such statement shall be placed at the Company for shareholders' inspection. The
              Company should also send a copy of such statement by prepaid mail to every shareholder of Overseas-Listed Foreign Shares at the address registered in the register of shareholders.

              Where the auditor's notice of resignation contains a statement in respect of the above, it may require the board of directors to convene a shareholders' extraordinary general meeting for the purpose of receiving an explanation of the circumstances connected with its resignation.


                            CHAPTER 17: INSURANCE

Article 160. The different types or items of the Company's insurance shall be decided at a meeting of the board of directors in accordance with the relevant insurance law in China.

                        CHAPTER 18: LABOUR AND PERSONNEL
                               MANAGEMENT SYSTEMS


Article 161. The Company may at its discretion employ and dismiss employees based on the business development needs of the Company and in accordance with the requirements of the laws and administrative regulations of the State.

Article 162. The Company may formulate its labour and payroll systems and payment methods in accordance with the relevant laws and regulations of the State , the Company's Articles of Association and the economical benefits of the Company.

Article 163. The Company shall endeavour to improve its employee benefits and to continually improve the working environment and living standards of its employees.

Article 164. The Company shall provide medical, retirement and unemployment insurance for its employees and put in place a labour insurance system, in accordance with the relevant laws and regulations of the State.


                          CHAPTER 19: TRADE UNIONS

Article 165. The Company's employees may form trade unions, carry on trade union activities and protect their legal rights. The
              Company shall provide the necessary conditions for such activities.


                   CHAPTER 20: MERGER AND DIVISION OF THE
                                   COMPANY

Article 166.  In the event of the merger or division of the Company, a        MP149
              plan shall be presented by the Company's board of directors and shall be approved in accordance with the procedures
              stipulated in the Company's Articles of Association.  The
              Company shall then go through the relevant approval
              process.  A shareholder who objects to the plan of merger or division shall have the right to demand the Company or the shareholders who consent to the plan of merger or division to acquire such dissenting shareholders' shareholding at a fair price.  The contents of the resolution of merger or
              division of the Company shall constitute special documents which shall be available for inspection by the shareholders of the Company.

              Such special documents shall be sent by mail to holders of Overseas-Listed Foreign-Invested Shares.

Article 167.  The merger of the Company may take the form of either merger    MP150,
              by absorption or merger by the establishment of a new           App.3
              company.                                                        7(1)
              In the event of a merger, the merging parties shall execute a merger agreement and prepare a balance sheet and an
              inventory of assets.  The Company shall notify its creditors within ten (10) days of the date of the


              Company's merger resolution and shall publish a public notice in a newspaper at least three (3) times within thirty (30) days of the date of the Company's merger resolution.

              At the time of merger, rights in relation to debtors and indebtedness of each of the merged parties shall be assumed by the company which survives the merger or the newly established company.

Article 168.  Where there is a division of the Company, its assets shall      MP151,
              be divided up accordingly.                                      App.3
                                                                              7(1)
              In the event of division of the Company, the parties to such division shall execute a division agreement and prepare a
              balance sheet and an inventory of assets.  The Company shall notify its creditors within ten (10) days of the date of the
              Company's division resolution and shall publish a public
              notice in a newspaper at least three (3) times within thirty
              (30) days of the date of the Company's division resolution.

              Debts of the Company prior to division shall be assumed by the companies which exist after the division in accordance with the agreement of the parties.

Article 169.  The Company shall, in accordance with law, apply for change     MP152
              in its registration with the companies registration
              authority where a change in any item in its registration
              arises as a result of any merger or division.  Where the
              Company is dissolved, the Company shall apply for
              cancellation of its registration in accordance with law.
              Where a new company is established, the Company shall apply for registration thereof in accordance with law.


                   CHAPTER 21: DISSOLUTION AND LIQUIDATION

Article 170.  The Company shall be dissolved and liquidated upon the          MP153
              occurrence of any of the following events:

              (1) a resolution for dissolution is passed by shareholders at a general meeting;

              (2) dissolution is necessary due to a merger or division of the Company;

              (3) the Company is legally declared insolvent due to its failure to repay debts as they become due; and

              (4) the Company is ordered to close down because of its violation of laws and administrative regulations.

Article 171.  A liquidation committee shall be set up within fifteen (15)     MP154
              days of the

              Company being dissolved pursuant to sub-paragraph (1) of the preceding Article, and the composition of the liquidation committee of the Company shall be determined by an ordinary resolution of shareholders in a general meeting.

              Where the Company is dissolved under sub-paragraph (3) of the preceding Article, the People's Court shall in accordance with the provisions of relevant laws organise the shareholders, relevant organisations and relevant professional personnel to establish a liquidation committee to carry out the liquidation.

              Where the Company is dissolved under sub-paragraph (4) of the preceding Article, the relevant governing authorities shall organise the shareholders, relevant organisations and professional personnel to establish a liquidation committee to carry out the liquidation.

Article 172.  Where the board of directors proposes to liquidate the          MP155
              Company for any reason other than the Company's declaration of its own insolvency, the board shall include a statement in its notice convening a shareholders' general meeting to consider the proposal to the effect that, after making full inquiry into the affairs of the Company, the board of
              directors is of the opinion that the Company will be able to pay its debts in full within twelve (12) months from the
              commencement of the liquidation.

              Upon the passing of the resolution by the shareholders in a general meeting for the liquidation of the Company, all functions and powers of the board of directors shall cease.

              The liquidation committee shall act in accordance with the instructions of the shareholders' general meeting to make a report at least once every year to the shareholders' general meeting on the committee's income and expenses, the business of the Company and the progress of the liquidation; and to present a final report to the shareholders' general meeting on completion of the liquidation.

Article 173.  The liquidation committee shall, within ten (10) days of its    MP156,
              establishment, send notices to creditors and shall, within      App.3
              sixty (60) days of its establishment, publish a public          7(1)
              announcement in a newspaper at least three (3) times.

              A creditor shall, within thirty (30) days of receipt of the notice, or for creditors who have not personally received such notice, within ninety (90) days of the date of the first public announcement, report its rights to the liquidation committee. When reporting his rights, the creditor shall provide an explanation of matters which are relevant thereto and shall provide evidential material in respect thereof. The liquidation committee shall register the creditor's rights.

Article 174.  During the liquidation period, the liquidation committee        MP157
              shall exercise the following functions and powers:

              (1) to sort out the Company's assets and prepare a balance sheet and an inventory of assets respectively;

              (2) to send notify the creditors or to publish public announcements;

              (3) to dispose of and liquidate any unfinished businesses of the Company;

              (4)   to pay all outstanding taxes;

              (5)   to settle claims and debts;

              (6) to deal with the surplus assets remaining after the Company's debts have been repaid;

              (7)   to represent the Company in any civil proceedings.

Article 175.  After it has sorted out the Company's assets and after it       MP158
              has prepared the balance sheet and an inventory of assets, the liquidation committee shall formulate a liquidation plan and present it to a shareholders' general meeting or to the relevant governing authority for confirmation.

              The company's assets shall be distributed in accordance with law or regulation. If there is no applicable law, such distribution shall be carried out in accordance with a fair and reasonable procedure determined by the liquidation committee.

              Any surplus assets of the Company remaining after its debts have been repaid in accordance with the provisions of the preceding paragraph shall be distributed to its shareholders according to the class of shares and the proportion of shares held.

              During the liquidation period, the Company shall not commence any new business activities.

Article 176.  If after putting the Company's assets in order and preparing    MP159
              a balance sheet and an inventory of assets in connection
              with the liquidation of the Company, the liquidation
              committee discovers that the Company's assets are
              insufficient to repay the Company's debts in full, the
              liquidation committee shall immediately apply to the
              People's Court for a declaration of insolvency.

              After a Company is declared insolvent by a ruling of the People's Court, the liquidation committee shall transfer all matters arising from the liquidation to the People's Court.

Article 177.  Following the completion of the liquidation, the liquidation    MP160
              committee shall prepare a liquidation report, a statement of income and expenses received and made during the liquidation period and a financial report, which shall be verified by a
              Chinese registered accountant and submitted to the
              shareholders' general meeting or the relevant governing
              authority for confirmation.

              The liquidation committee shall, within thirty (30) days after such confirmation, submit the documents referred to in the preceding paragraph to the companies registration authority and apply for cancellation of registration of the Company, and publish a public announcement relating to the termination of the Company.


                    CHAPTER 22: PROCEDURES FOR AMENDMENT
                  OF THE COMPANY'S ARTICLES OF ASSOCIATION

Article 178.  The Company may amend its Articles of Association in            MP161
              accordance with the requirements of laws, administrative
              regulations and the Company's Articles of Association.

Article 179. The Company's Articles of Association shall be amended in the following manner:

              (1) The Directors shall propose the manner in which the Company's Article of Association shall be amended;

              (2) The foregoing proposal shall be furnished to the shareholders in writing and a shareholders' meeting shall be convened;

              (3) The amendments shall be approved by votes representing more than two-thirds of the voting rights represented by the shareholders present at the meeting.

Article 180.  Amendment of the Company's Articles of Association which        MP162
              involve the contents of the Mandatory Provisions of
              Overseas-Listed Companies' Articles of Association (signed by the Securities Committee of the State Council and the
              Economic Reform Committee of the State on 27 August 1994)
              ("Mandatory Provisions") shall become effective upon receipt of approvals from the securities authority of the State
              Counsel and the companies approving department authorised by the State Council.  If there is any change relating to the registered particulars of the Company, application shall be made for change in registration in accordance with law.



                       CHAPTER 23: DISPUTE RESOLUTION

Article 181.  The Company shall abide by the following principles for         MP163
              dispute resolution:

              (1)   Whenever any disputes or claims arise between:
              holders of the Overseas-Listed Foreign-Invested Shares and the Company; holders of the Overseas-Listed
              Foreign-Invested Shares and the Company's directors, supervisors, general manager, senior deputy general managers, deputy general managers, financial controller or other senior officers; or holders of the Overseas-Listed
              Foreign-Invested Shares and holders of

                    Domestic-Invested Shares, in respect of any rights or
              obligations arising from these Articles of Association, the Company Law or any rights or obligations conferred or imposed by the Company Law and special regulations
              (including other relevant laws) or any other relevant laws and administrative regulations concerning the affairs of the Company, such disputes or claims shall be referred by the relevant parties to arbitration.

                    Where a dispute or claim of rights referred to in the     C.11
              preceding paragraph is referred to arbitration, the entire      Zheng
              claim or dispute must be referred to arbitration, and all       Jian
              persons who have a cause of action based on the same facts       Hai
              giving rise to the dispute or claim or whose participation       Han
              is necessary for the resolution of such dispute or claim,       [1995]
              shall, where such person is the Company, the Company's           No. 1
              shareholders, directors, supervisors, general manager,
              senior deputy general managers, deputy general managers,
              financial controller or other senior officers of the
              Company, comply with the arbitration.

                    Disputes in respect of the definition of shareholders
              and disputes in relation to the register of shareholders need not be resolved by arbitration.

              (2) A claimant may elect for arbitration to be carried out at either the China International Economic and Trade
              Arbitration Commission in accordance with its Rules or the Hong Kong International Arbitration Centre in accordance with its Securities Arbitration Rules. Once a claimant refers a dispute or claim to arbitration, the other party must submit to the arbitral body elected by the claimant.

                    If a claimant elects for arbitration to be carried out
              at Hong Kong International Arbitration Centre, any party to the dispute or claim may apply for a hearing to take place in Shenzhen in accordance with the Securities Arbitration
              Rules of the Hong Kong International Arbitration Centre.

              (3) If any disputes or claims of rights are settled by way of arbitration in accordance with sub-paragraph (1) of this Article, the laws of the PRC shall apply, save as otherwise provided in the laws and administrative regulations.

              (4) The award of an arbitral body shall be final and conclusive and binding on all parties.

                             CHAPTER 24: NOTICE

Article 182. Unless otherwise provided, the Company shall, where it is making a public announcement in the prescribed or approved manner, issue or deliver any notice or announcement in at least one (1) national newspaper which has been appointed by the securities authority of the State Counsel. And, where possible, to publish such notice or announcement in English and in Chinese on the same day in a major Chinese and a major English newspaper in Hong Kong respectively.

Article 183. Unless otherwise provided in these Articles of Association, notices, information or written statement issued by the Company to holders of Overseas-listed shares shall be personally delivered to the registered address of each of such shareholders, or sent by mail to each of such shareholders.

              Notices to be issued to holders of Domestic-invested shares shall have to be released in any one or more newspapers appointed by the securities authority of the State Council, all holders of Domestic-invested shares shall be deemed to have received such notices once they are published.

Article 184. All notices which are to be sent by mail shall be clearly addressed, postage pre-paid, and shall be put in envelopes before being posted by mail. Such letters of notice shall be deemed to have been received by shareholders five (5) days after the date of despatch.


Article 185. Any notices, document, information or written statement from the shareholders or directors to the Company shall be delivered personally or sent by registered mail to the legal address of the Company.

Article 186. Shareholders or directors of the Company who want to prove that certain notices, documents, information or written statements have been sent to the Company shall provide evidential materials showing that such notices, documents, information or written statements have been sent to the Company by normal methods within designated times, and that the mailing address is correct and the postage is fully paid.

                               CHAPTER 25: SUPPLEMENTARY

Article 187.  In these Articles of Association, references to "accountancy    MP165
              firm" shall have the same meaning as "auditors".

Article 188. The Company's Articles of Association are written in Chinese and English. Both text shall be equally valid. If there is any discrepancy between the two versions, the Chinese version of the Articles of Association shall prevail.

